Exhibit 4.1

EXECUTION COPY

DATED	2014

(1) REVA MEDICAL, INC.

- and -

(2) EACH PERSON SET OUT IN SCHEDULE 1

CONVERTIBLE NOTE DEED

CONTENTS

BACKGROUND:		1

1.	SUBSCRIPTION FOR, AND ISSUE OF, NOTES AND OPTIONS	1

2.	FORM OF NOTES	5

3.	CERTIFICATES	5

4.	REGISTERS	6

5.	PURPOSE	7

6.	REDEMPTION AND CONVERSION	8

7.	ADJUSTMENTS TO CONVERSION PRICE	11

8.	ISSUE OF SHARES ON CONVERSION OF NOTES	16

9.	DISCHARGE AND RELEASE	16

10.	EVENTS OF DEFAULT	17

11.	COLLECTIVE ACTION BY NOTEHOLDERS AND PROPORTIONAL SHARING OF PAYMENTS	18

12.	REPRESENTATIONS AND WARRANTIES	21

13.	UNDERTAKINGS	27

14.	COVENANTS BY THE COMPANY	29

15.	INDEMNITIES FROM COMPANY	31

16.	CONFIDENTIALITY	33

17.	EXPENSES	34

18.	INTEREST	34

19.	VOTING RIGHTS	35

20.	PARTICIPATION RIGHTS	35

21.	REORGANISATIONS	35

22.	FOREIGN HOLDERS	35

23.	TRANSFER OF NOTES AND OPTIONS	35

24.	CONVERSION OF CDIS TO SHARES AND ALTERNATIVE LISTINGS	37

25.	NOTICES	38

26.	STATUS OF NOTEHOLDERS	39

27.	STATUS AS CREDITORS AND SUBORDINATION	39

28.	PAYMENTS	39

29.	MISCELLANEOUS	40

30.	DEFINITIONS AND INTERPRETATION	43

SCHEDULE 1: NOTEHOLDERS AND OPTIONHOLDERS		61

SCHEDULE 2: OPTION TERMS		62

SCHEDULE 3: MEETING PROCEDURES		64

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THIS DEED is made on         2014.

BETWEEN:

(1)                                 REVA MEDICAL, INC. of 5751 Copley Dr., San Diego, California 92111, United States of America (Company); and

(2)                                 EACH PERSON SET OUT IN SCHEDULE 1 (each, a Noteholder and together, the Noteholders)

BACKGROUND:

A                                       The Company wishes to issue the Notes and the Options on the terms and conditions of this Deed.

B                                       The Noteholders wish to subscribe for the Notes and the Options in accordance with the terms of this Deed.

IT IS AGREED:

1.                                      SUBSCRIPTION FOR, AND ISSUE OF, NOTES AND OPTIONS

Issue of Notes

1.1                               Subject to receipt of Securityholder Approval, the Company agrees to create and issue to each Noteholder on the Subscription Date the Notes in their respective Note Allocation and for an aggregate total amount equal to the Total Commitment on the terms and conditions of this Deed.

1.2                               Each Note will:

1.2.1                                             have an issue price of US$100,000 and a face value of US$100,000 (Face Value);

1.2.2                                             be fully paid on issue;

1.2.3                                             entitle the Noteholder subscribing for it to receive 35,000 Options pursuant to clause 1.3;

1.2.4                                             on issue, be able to be redeemed by the Company or a Noteholder in accordance with clause 6;

1.2.5                                             on issue, be able to be Converted in the manner and at the time provided by clause 6 into the number of Shares (represented by CDIs) determined in accordance with that clause; and

1.2.6                                             be issued under the Prospectus on the terms and conditions of this Deed.

Issue of Options

1.3                               Subject to receipt of Securityholder Approval, the Company agrees, subject to the terms and conditions of this Deed and in consideration for their subscription for Notes, to issue to each Noteholder on the Subscription Date the Options in their respective Option Allocation.

Prospectus

1.4                               No later than five Business Days before the date of the meeting seeking Securityholder Approval, the Company will lodge the Prospectus with ASIC and release the Prospectus to ASX.

1.5                               The Company will issue the Prospectus and a Note and Option Application Form to each Noteholder on the Open Date.

Meeting of Securityholders

1.6                               For the purpose of obtaining Securityholder Approval, the Company must, as soon as practicable following execution of this Deed:

1.6.1                                             prepare draft documents convening a general meeting for Securityholders to consider the resolutions contemplated by the Securityholder Approval and containing a unanimous recommendation from the directors of the Company that Securityholders vote in favour of the matters required to be approved under the Securityholder Approval;

1.6.2                                             give the Noteholders a reasonable opportunity to comment on the form of the documents convening the general meeting (to the extent such comments are relevant to the approval contemplated by the Securityholder Approval); and

1.6.3                                             convene a general meeting of the Securityholders of the Company (by way of a notice of meeting taking into account all reasonable comments of the Noteholders given pursuant to clause 1.6.2) to consider the resolutions contemplated by the Securityholder Approval.

Agreement to subscribe

1.7                               Subject to clause 1.8, each Noteholder agrees to subscribe under the Prospectus on the Subscription Date for its Note Allocation of Notes and its Option Allocation of Options on the terms and conditions set out in this Deed.

Conditions Precedent

1.8                               The obligation of each Noteholder to subscribe for its Note Allocation of Notes and Option Allocation of Options and to pay the Subscription Amount in relation to the Notes the subject of its Commitment is subject to:

1.8.1                                             receipt of the Securityholder Approval;

1.8.2                                             receipt of all Government Agency approvals which are required to be obtained in respect of the transactions contemplated by the Transaction Documents including, without limitation, confirmation that ASIC has granted declarations and exemptions under paragraphs 741(1)(b), 926A(2)(a) and 1020F(1)(c) of the Corporations Act on substantially the same terms as the draft instrument provided by the Company to the Noteholders on 5 September 2014;

1.8.3                                             no Material Adverse Effect, Event of Default or Potential Event of Default occurring on or before the Subscription Date;

1.8.4                                             receipt by each Noteholder of a copy of a legal opinion from the Company’s legal advisor in the United States of America regarding the Company’s valid existence and good standing, its corporate power and authority to enter into the Transaction Documents (and it having taken all necessary corporate action to do so), its due execution of the Transaction Documents, the enforceability and legal, valid and binding nature of, the Notes, the Options and the Transaction Documents, including, without limitation, compliance with the Company’s bylaws and certificate of incorporation and the Delaware General Corporation Law, no breach of or default under any material contracts to which the Company is a party, no violation of any court order or applicable law or statute and no required authorisation, approval or other action by any United States federal or Delaware or New York governmental authority or regulatory body (except as specified therein) in issuing the Notes and Options or otherwise performing its obligations under the Transaction Documents, its not being an “investment company”, and that no registration is required to be made under the Securities Act in relation to the offer, sale, issuance, conversion or exercise of the Notes, the Options or on any Shares or CDIs issued on conversion or exercise of the Notes and Options (which Shares or CDIs have been duly authorised, are not subject to any pre-emptive rights and, when issued, will be validly issued, fully paid and non-assessable), which opinion must be satisfactory to a majority of the Noteholders (acting reasonably) and which may be relied upon by all of the Noteholders;

1.8.5                                             receipt by each Noteholder of a copy of a legal opinion from the Company’s legal advisor in Australia confirming that the issue of the Notes and Options pursuant to the Prospectus will be in compliance with the ASX Listing Rules and the Corporations Act (to the extent applicable) and will enable any CDIs issued to a Noteholder on conversion of the Notes or exercise of the Options to be freely tradable on ASX, which opinion must be satisfactory to a majority of the Noteholders (acting reasonably) and which may be relied upon by all of the Noteholders;

1.8.6                                             confirmation in writing from a majority of the Noteholders that the Prospectus is in agreed form;

1.8.7                                             ASX confirming that the Company’s notice of meeting seeking Securityholder approval for the grant of the Notes and the Options pursuant to ASX Listing Rule 7.1 is not contrary to the ASX Listing Rules;

1.8.8                                             evidence of the appointment (and acceptance of such appointment) of an agent for service of process in accordance with clause 29.18;

1.8.9                                             receipt by Noteholders of a certificate signed by an officer or director of the Company confirming that the representations and warranties of the Company contained in clause 12.2 are true in all material respects as of the Subscription Date with the same effect as though such representations and warranties had been made on the Subscription Date; provided, however, that the representations and warranties of the Company that are otherwise qualified by materiality shall be true and correct in all respects; and

1.8.10                                      a copy of each Transaction Document duly executed by all parties to them,

in each case in form and substance satisfactory to a majority of Noteholders (acting reasonably) (each a Condition Precedent and together the Conditions Precedent).

Satisfaction or waiver of Conditions Precedent

1.9                               The Company must use its best efforts to satisfy the Conditions Precedent by the earlier of the Subscription Date and 30 November 2014 (or such later date as is agreed by the Majority of Noteholders and the Company) (Sunset Date).

1.10                        Each party must promptly notify the other parties in writing if it becomes aware that a Condition Precedent is:

1.10.1                                      satisfied; or

1.10.2                                      incapable of being satisfied by the earlier of the Subscription Date and the Sunset Date.

1.11                        The Conditions Precedent in clauses 1.8.3, 1.8.4, 1.8.5, 1.8.6, 1.8.8 and 1.8.9 are for the benefit of the Noteholders only (and may be waived by agreement of all Noteholders).  The Conditions Precedent in clauses 1.8.1, 1.8.2 and 1.8.7 are for the benefit of the Company and the Noteholders (and can only be waived by the Company and all Noteholders). Where a Condition Precedent is to be waived by the Noteholders it may only be waived with the consent of the majority of the Noteholders (such consent not to be unreasonably withheld).

1.12                        If:

1.12.1                                      a party has given a notice that a Condition Precedent is incapable of being satisfied by the earlier of the Subscription Date and the Sunset Date; or

1.12.2                                      the Conditions Precedent are not satisfied by 5.00pm (Sydney time) on the earlier of the Subscription Date and the Sunset Date,

any party may terminate this Deed (other than clauses 15, 16, 17, 24, 26, 28 and 29) by providing five Business Days prior notice in writing to the other parties.

1.13                        Upon satisfaction or waiver of all of the Conditions Precedent, each Noteholder must promptly, and in any event within two Business Days, send the Company a notice stating that:

1.13.1                                      all of the Conditions Precedent have been satisfied or waived; and

1.13.2                                      it will subscribe for its Note Allocation and Option Allocation under the Prospectus on the terms and conditions of this Deed.

Subscription

1.14                        On the Subscription Date and subject to the satisfaction or waiver of the Conditions Precedent, each Noteholder will provide the Company with:

1.14.1                                      a completed Note and Option Application Form, applying for its Note Allocation and Option Allocation under the Prospectus; and

1.14.2                                      its Subscription Amount in Immediately Available Funds as required by the Prospectus (to be held on trust pursuant to section 722 of the Corporations Act).

1.15                        Subject to clause 1.14 and the terms of this Deed, the Company must immediately on the Subscription Date:

1.15.1                                      allot and issue the Notes and the Options the subject of clause 1.14.1 to each Noteholder in accordance with the Prospectus and this Deed;

1.15.2                                      register the Noteholders as the holders of the Notes and the Options in the Registers described in clause 4; and

1.15.3                                      give to each Noteholder the Certificates required by clause 3.

Interdependence

1.16                        The respective obligations of the Noteholders and the Company under clauses 1.14 and 1.15 are interdependent and all actions required to be performed on the Subscription Date will be taken to have occurred simultaneously on the Subscription Date.

2.                                      FORM OF NOTES

Form

2.1                               The Notes are direct, unsubordinated, unconditional and unsecured obligations of the Company in certificated form, and will at all times rank pari passu in right of payment with all other existing and future unsecured and unsubordinated senior obligations of the Company (other than unsecured obligations preferred by mandatory provisions of law) and senior in right of payment to all existing and future subordinated obligations of the Company.

3.                                      CERTIFICATES

3.1                               The Company must issue to each Noteholder and Optionholder (as applicable) on the Subscription Date:

3.1.1                                             a Note Certificate for their Note Allocation; and

3.1.2                                             an Option Certificate for their Option Allocation.

3.2                               The terms on which:

3.2.1                                             the Notes are to be issued (as set out in this Deed) are deemed to be included or endorsed on each Note Certificate; and

3.2.2                                             the Options are to be issued (as set out in Schedule 2) are deemed to be included or endorsed on each Option Certificate.

3.3                               The Company must enter details of the issue of each Option and/or Note and each Noteholder and/or Optionholder (as relevant) in the Registers on the Subscription Date.

3.4                               All Notes in respect of which an entry has been made in the Note Register in accordance with this Deed and all Options in respect of which an entry has been made in the Option Register will, as between:

3.4.1                                             the Noteholder and/or Optionholder and the Company; and

3.4.2                                             the Noteholder and/or Optionholder and any liquidator of the Company,

be deemed to have been validly issued under this Deed.

Replacement of Certificates

3.5                               If a Certificate becomes worn out or defaced, then on production and delivery of the Certificate to the Company, together with any other evidence as the Company may reasonably require, the Company, subject to this Deed, will cancel the same and issue a new Certificate in its place.

3.6                               Subject to this Deed, if a Certificate is lost or destroyed, the Company will issue a duplicate Certificate in its place on application in writing by the Noteholder or Optionholder (as applicable) accompanied by:

3.6.1                                             a statutory declaration or any other evidence as the Company may reasonably require that the Certificate has been lost or destroyed and has not been pledged, mortgaged, charged, sold or otherwise disposed of and, if lost, that proper searches for the same have been made; and

3.6.2                                             an undertaking in writing that if it is found or received by the Noteholder or Optionholder (as applicable), it will be returned to the Company,

all of which will be at the expense of the Noteholder or Optionholder (as applicable) making the application.

4.                                      REGISTERS

Note Register

4.1                               The Company will establish and maintain a register to hold the following information in respect of each Note issued by it under this Deed:

4.1.1                                             its issue date, currency and Face Value;

4.1.2                                             the name and address of the Noteholder;

4.1.3                                             the number of each Note Certificate;

4.1.4                                             details of any assignment of the Note;

4.1.5                                             the account or address details of the Noteholder who has the right to receive the redemption proceeds in respect of the Note; and

4.1.6                                             the date of redemption or Conversion of the Note,

and any other information which the Company considers necessary or desirable in connection with a Note.

4.2                               Each entry in the Note Register in respect of a Note constitutes:

4.2.1                                             an acknowledgment to the relevant Noteholder by the Company of the indebtedness of the Company to the Noteholder under the Note; and

4.2.2                                             an undertaking by the Company to make all payments to the relevant Noteholder in relation to the Notes in accordance with the terms of this Deed.

Option Register

4.3                               The Company will establish and maintain a register to hold the following information in respect of each Option issued by it under this Deed:

4.3.1                                             its issue date, expiry date and Exercise Price;

4.3.2                                             the name and address of the holder of the Option; and

4.3.3                                             details of any assignment of that Option,

and any other information which the Company considers necessary or desirable in connection with an Option.

General

4.4                               Entries in the Register in relation to a Note or Option constitute conclusive evidence that the person so entered is the absolute owner of the Note or Option, subject to correction for fraud or error. Except as required or permitted by law, the Company must treat the person entered on the Register as the absolute owner of that Note or Option (as applicable).

4.5                               A Noteholder or Optionholder may inspect the relevant Register during normal business hours in the place where the relevant Register is kept with prior reasonable notice to the Company.

4.6                               If requested by a Noteholder or Optionholder, the Company will promptly provide to that Noteholder or Optionholder a certified extract of the particulars entered in the relevant Register.

4.7                               If a Noteholder or Optionholder notifies the Company of any change in the Noteholder’s or Optionholder’s details as recorded in the relevant Register, the Company must promptly update the relevant Register.

4.8                               If the Company becomes aware of any error, omission, defect or mis-description in a Register, the Company must promptly rectify that Register.

5.                                      PURPOSE

5.1                               The Company may only apply monies received by it from the subscription for Notes and Options under this Deed towards:

5.1.1                                             operational and capital expenditure;

5.1.2                                             working capital;

5.1.3                                             redemption of the Notes; and

5.1.4                                             expenses associated with preparing this Deed and consummating the transactions contemplated by this Deed.

6.                                      REDEMPTION AND CONVERSION

Mandatory redemption

6.1                               The Company must notify the Noteholder of the occurrence of an Event of Default as soon as reasonably practicable (and in any event within five Business Days of such occurrence).

6.2                               On the earlier of:

6.2.1                                             one Business Day after an Acceleration Event; and

6.2.2                                             the Maturity Date,

and provided that a Note has not otherwise been Converted in accordance with clauses 6.9 to 6.13 (inclusive) or redeemed in accordance with clause 6.3 or clause 6.4 the Company must, in respect of all of the Notes then on issue, redeem such Notes for the Redemption Amount, which will become immediately due and payable, and pay the relevant Redemption Amount to the relevant Noteholder on the date of that redemption and the Notes so redeemed will be cancelled and incapable of being Converted.

Noteholders’ optional redemption

6.3                               At any time on or prior to the date that is 30 calendar days prior to the date which is 26 months from the Subscription Date, a Noteholder may give the Company an irrevocable notice in writing electing to redeem all or some of the Notes held by the Noteholder for the Redemption Amount (Optional Redemption Notice). Upon receipt by the Company of such Optional Redemption Notice, and provided that a Note has not otherwise been Converted in accordance with clauses 6.9 to 6.13 (inclusive) or been redeemed or cancelled, the Company must, in respect of such Notes, redeem such Notes for the Redemption Amount, which will become immediately due and payable on the date 26 months from the Subscription Date (Optional Redemption Date), and pay the relevant Redemption Amount to the Noteholder on the date 26 months from the Subscription Date and the Notes so redeemed will be cancelled and incapable of being Converted.

Change of Control Event

6.4                               Following the occurrence of a Change of Control Event, each Noteholder may (within the period of 5 Business Days following a Change of Control Event) give the Company an irrevocable notice in writing electing that the Company redeem all or any part of their Notes (Change of Control Redemption Notice) for the greater of the Redemption Amount and the Cash Settlement Amount (Change of Control Redemption Amount).  Upon receipt by the Company of such Change of Control Redemption Notice, and provided that a Note has not otherwise been Converted in accordance with clauses 6.9 to 6.13 (inclusive) or been redeemed or cancelled, the Company must, in respect of such Notes, redeem such Notes for and pay the Change of Control Redemption Amount on the day falling 8 Business Days after the Change of Control Event and the Notes so redeemed will be cancelled and incapable of being Converted.

Right to require dissemination of information

6.5                               During the Conversion Period, the Company must give to ASX (or such other Alternative Stock Exchange as applicable) all non-public information regarding the results of the Group’s clinical trials that has been made known to any Noteholder, and that a reasonable person would expect to have a material effect on the price or value of Shares or CDIs (so as to enable Noteholders to freely Convert Notes or trade in Shares or CDIs):

6.5.1                                             within 5 Business Days of a request from a Noteholder at any time between the announcement or public proposal of a potential or proposed Change of Control Event and the completion of that Change of Control Event (unless there is an announcement that the Change of Control Event will not proceed); or

6.5.2                                             otherwise no less than twice a year at or within 2 Business Days of each of the EuroPCR cardiology conference and the Transcatheter Cardiovascular Therapeutics conference or such other conferences or events as agreed by the Company with the Majority of Noteholders.

6.6                               During the Conversion Period, within 5 Business Days of a request from a Noteholder, the Company must give to ASX (or such other Alternative Stock Exchange as applicable) all non-public information regarding the Company that has been made known to any Noteholder (other than any information regarding the results of the Group’s clinical trials), and that a reasonable person would expect to have a material effect on the price or value of Shares or CDIs (so as to enable Noteholders to freely Convert Notes or trade in Shares or CDIs).

6.7                               At any time while any division or department of any Noteholder is in possession of any non-public information provided by the Company (in accordance with clause 14.1.9 or otherwise) and prior to the market update to ASX (or such other Alternative Stock Exchange as applicable) under clause 6.5 or 6.6 (as applicable), such division or department may not transfer, sell, purchase or otherwise trade in any Notes or Options or any Shares or CDIs issued on conversion or exercise of the Notes and Options.

6.8                               For the avoidance of doubt, the restriction in clause 6.7 will apply to a Noteholder only so long as that Noteholder hold Notes.

Conversion by a Noteholder

6.9                               At any time during the Conversion Period, a Noteholder may give the Company an irrevocable notice in the form of a Conversion Notice electing to Convert all or some of the Notes held by the Noteholder and specifying the number of Notes the Noteholder is electing to Convert.

6.10                        Within one Business Day after receipt by the Company of a Conversion Notice under clause 6.9 and provided that an Event of Default is not then continuing, the Company may give the Noteholder a notice electing to redeem the Notes the subject of the Conversion Notice for the Cash Settlement Amount.  If the Company gives such a notice, it must, in respect of the Notes the subject of a Conversion Notice, redeem the Notes for the Cash Settlement Amount, which will become due and payable 21 Trading Days following such notice, and pay that Cash Settlement Amount to the Noteholder following which the Notes will be cancelled and incapable of being Converted.  This clause 6.10 shall not apply in respect of a deemed Conversion Notice under clause 6.14.

6.11                        Subject to clause 24, no later than two Business Days after receipt by the Company of a Conversion Notice (the Conversion Date), the Company must, provided the Company has not given a notice in accordance with clause 6.10:

6.11.1                                      Convert each Note held by the Noteholder and specified in the Conversion Notice and:

6.11.1.1                            allot and issue to CDN the number of Shares calculated in accordance with clause 6.13; and

6.11.1.2                            procure that CDN allots and issues to the Noteholder the number of CDIs representing the Shares issued to CDN under clause 6.11.1.1 (which, at the date of this Deed, is 10 CDIs per Share);

6.11.2                                      enter CDN into the Company’s register of members as the holder of the relevant number of Shares and procure that CDN enters the Noteholder into the register of CDI holders as the holder of the relevant number of CDIs;

6.11.3                                      deliver to the Noteholder (or procure the delivery of) a holding statement showing the Noteholder as the holder of the relevant number of CDIs;

6.11.4                                      apply for and use its reasonable efforts to obtain Official Quotation of the relevant number of CDIs (and the underlying Shares) on ASX as soon as practicable on such terms and conditions as are usual for quotation of securities on ASX; and

6.11.5                                      notwithstanding the issue of the Prospectus, to the extent that any action is required to be taken in order to facilitate the on-sale of Shares or CDIs by the Noteholder, to take such action (including, where required, issuing a further prospectus, cleansing notice or disclosure document in respect of the Shares or CDIs) to ensure that such Shares or CDIs will at all times thereafter be freely tradable on ASX.

6.12                        The Shares and CDIs issued under clause 6.11.1 will rank pari passu with the Shares and CDIs on issue at Conversion and will be issued free from all encumbrances.

6.13                        The number of Shares (represented by CDIs) issuable upon Conversion of any Note shall be determined by dividing the Face Value of the Note Converted (translated into Australian dollars at the Prevailing Rate on the Subscription Date) by the Conversion Price in effect on the Conversion Date.

6.14                        The Noteholder shall automatically be deemed to have given the Company an irrevocable Conversion Notice electing to Convert all of the Notes held by the Noteholder in accordance with clauses 6.9 to 6.13 (inclusive) in the event that both of:

6.14.1                                      the average daily VWAP of the Company’s CDIs as traded on the ASX equals or exceeds A$0.60 for a period of 20 consecutive Trading Days (or where CDIs are no longer quoted on ASX, the VWAP of the Company’s Shares as traded on any Relevant Stock Exchange for a period of 20 consecutive Trading Days equal or exceeds the equivalent of A$6.00 at the Prevailing Rate as at the end of the 20 consecutive Trading Day Period); and

6.14.2                                      the CE Mark Approval Event has occurred.

Certificates

6.15                        On redemption or Conversion of the Notes (as the case may be), the relevant Noteholder must deliver the Certificate(s) for the relevant Note(s) to the Company for cancellation. Cancellation of any Note following its redemption or Conversion will be effected by a reduction in the principal amount of the Notes in the Note Register.

7.                                      ADJUSTMENTS TO CONVERSION PRICE

Undertaking Regarding Conversion

7.1                               The Company agrees that it will not take any action (directly or indirectly), and will use its best efforts to ensure that no action is taken, that would otherwise result in the inability to issue CDIs or Shares on Conversion. The Company further agrees that it will not take any action that would result in a reclassification of its capital stock.

Adjustment for reorganisation of issued capital

7.2                               If the Company at any time after the Subscription Date and before the Maturity Date:

7.2.1                                             effects a subdivision of its Shares, the Conversion Price in effect immediately before that subdivision will be proportionately decreased so that the number of Shares to be issued on Conversion of a Note is increased in proportion to such increase in the aggregate number of Shares which are on issue after the subdivision; or

7.2.2                                             combines its issued Shares, the Conversion Price in effect immediately before the combination will be proportionately increased so that the number of Shares to be issued on Conversion of a Note is decreased in proportion to such decrease in the aggregate number of Shares on issue following the combination.

Any adjustment under this clause 7.2 will become effective at the close of business on the date the subdivision or combination becomes effective.

Adjustment for Certain Dividends and Distributions

7.3                               If the Company at any time after the Subscription Date and before the Maturity Date makes or issues, or fixes a record date for the determination of Securityholders entitled to receive, a dividend or other distribution payable on the Shares in additional Shares, the Conversion Price in effect immediately before such event will be decreased as of the time of such issue or, in the event that a record date has been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

7.3.1                                             the numerator of which will be the total number of Shares issued and outstanding immediately prior to the time of such issue or the close of business on such record date; and

7.3.2                                             the denominator of which will be the total number of Shares on issue immediately prior to the time of such issue or the close of business on such record date plus the number of Shares issuable in payment of such dividend or distribution.

Notwithstanding the above if the record date has been fixed and a dividend is not fully paid or if a distribution is not fully made on the date fixed for the payment of the distribution, the Conversion Price will be recalculated accordingly as of the close of business on such record date and thereafter the Conversion Price will be adjusted pursuant to this clause 7.3 as at the time of actual payment of the dividend or distribution.

Adjustments for Other Dividends and Distributions

7.4                               If the Company at any time after the Subscription Date and before the Maturity Date makes or issues, or fixes a record date for the determination of Securityholders entitled to receive, a dividend or other distribution payable in Securities of the Company (other than a distribution of Shares in respect of outstanding Shares), each Noteholder will receive, simultaneously with the distribution to Securityholders, a dividend or other distribution of such Securities in an amount equal to the amount of Securities that a Noteholder would have received if they had converted all of their Notes into Shares immediately before the date of such event.

Sale of Shares below market price

7.5                               As at the date of this Deed, each Share issued to CDN is represented by 10 CDIs.  In the event that the ratio of CDIs to Shares is adjusted (whether pursuant to an adjustment similar to those provided in clauses 7.2. 7.3 or 7.4 or otherwise) then the number of CDIs issued in respect of Shares issued on Conversion or deemed to be issued under this clause 7 will be adjusted to equal the then effective ratio of CDIs to Shares.  The adjustments to the Conversion Price set out in clauses 7.2 to 7.4 (inclusive) are all made on a Shares basis (based on the overall capitalization of the Company).

7.6                               If the Company at any time after the Subscription Date and before the Maturity Date issues or sells, or is deemed by the express provisions of this clause 7 to have issued or sold, Additional Shares (as defined below), other than as provided in clauses 7.2, 7.3 or 7.4 above, for an Effective Price (as defined below) less than the Current Market Price per Share on the date of the first public announcement of the terms of such issue or sale (a Qualifying Dilutive Issue), then the Conversion Price will be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Conversion Price in effect immediately prior to such issue or sale by a fraction:

7.6.1                                                         the numerator of which will be:

7.6.1.1                                                     the number of Shares outstanding immediately prior to such issue or sale; plus

7.6.1.2                                                     the number of Shares which the Aggregate Consideration (as defined below) received or deemed to be received by the Company for the total number of Additional Shares issued would purchase at the Current Market Price per Share on the date of the first public announcement of the terms of such issue or sale.

7.6.2                                             the denominator of which will be the number of Shares outstanding immediately prior to such issue or sale plus the total number of Additional Shares issued.

7.7                                                       No adjustment will be made to the Conversion Price in an amount less than A$0.01 per Share.  Any adjustment required by clauses 7.5 and 7.6 will be rounded to the nearest A$0.01 per Share. Any adjustment otherwise required by clauses 7.5 or 7.6 that is not required to be made due to the preceding two sentences will be included in any subsequent adjustment to the Conversion Price.

7.8                                                       For the purpose of making any adjustment required under clauses 7.5 and 7.6, the aggregate consideration received by the Company for any issue or sale of securities (the Aggregate Consideration) will:

7.8.1                                             to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company;

7.8.2                                             to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board;

7.8.3                                             if Additional Shares, Convertible Securities (as defined below) or rights or options to purchase either Additional Shares or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both cash or property other than cash, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares, Convertible Securities or rights or options; and

7.8.4                                             if the consideration or price determined pursuant to clauses 7.8.1 and 7.8.2 above (or any component thereof) is in a currency other than the Relevant Currency it will be converted into the Relevant Currency at the Prevailing Rate on the date of the first public announcement of the event giving rise to the adjustment.

7.9                                                       For the purpose of an adjustment required under clauses 7.5 or 7.6, if the Company issues or sells:

7.9.1                                             stock, options, warrants, purchase rights or other securities convertible into Shares (such convertible stock or securities being referred to as Convertible Securities); or

7.9.2                                             rights or options for the purchase of Shares or Convertible Securities,

and if the Effective Price of such Additional Shares is less than the Current Market Price per Share on the date of the first public announcement of the terms of such issue or sale of Convertible Securities or rights or options, or alternatively in the case of rights or options, at the date of exercise of those rights or options (Exercise Date), in each case the Company will be deemed to have issued (at the time of issue of such rights or options or Convertible Securities or, where applicable, the Exercise Date) the maximum number of Additional Shares which are issuable upon exercise or conversion thereof and to have received as consideration for the issue of such Shares an amount equal to the total amount of the consideration, if any, received by the Company for the issue of such rights or options or Convertible Securities plus:

7.9.3                                                   in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options; and

7.9.4                                                   in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the

Company shall be deemed to have received the minimum amounts of consideration without reference to clauses 7.5 or 7.6.

7.10                                                If the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities that constitute Additional Shares is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price will be recalculated using the figure to which such minimum amount of consideration is reduced; provided that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities that constitute Additional Shares is subsequently increased, the Effective Price will be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities.

7.11                                                No further adjustment of the Conversion Price, as previously adjusted pursuant to clauses 7.5 to 7.11 (inclusive) upon the issue of such rights, options or Convertible Securities, will be made as a result of the actual issue of Additional Shares or the exercise of any such rights or options or the conversion of any such Convertible Securities.  If any such rights or options or the conversion privilege represented by any such Convertible Securities expires without having been exercised, such Conversion Price as previously adjusted pursuant to clauses 7.5 to 7.11 (inclusive) upon the issue of such rights, options or Convertible Securities, will be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares so issued were the Additional Shares, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment will not apply to prior conversions of the Notes.

7.12                                                For the purpose of making any adjustment to the Conversion Price required under clauses 7.5 to 7.11 (inclusive), “Additional Shares” will mean all Shares issued by the Company or deemed to be issued pursuant to clauses 7.5 to 7.11 (inclusive) (including Shares subsequently reacquired or retired by the Company), other than:

7.12.1                                       Notes or Options issued under this Deed;

7.12.2                                      Shares issued upon conversion of the Notes or upon exercise of the Options issued under this Deed;

7.12.3                                      Shares or Convertible Securities issued after the Subscription Date pursuant to an Employee Incentive Scheme of the Company (including all Shares that may be issued on conversion or exercise of such Convertible Securities);

7.12.4                                      Shares issued pursuant to the exercise of Convertible Securities on issue as at the Subscription Date;

7.12.5                                      Shares issued under any Share Purchase Plan which is undertaken within six months of the date of the issue of Notes and Options to Noteholders under this Deed;

7.12.6                                      up to US$5 million worth of new Shares (calculated based on the VWAP of Shares or (where applicable) CDIs over the 20 Trading Days prior to the private placement, at the Prevailing Rate as at the end of that 20 Trading Day period) under a private placement to sophisticated and institutional investors within six months of the date of the issue of the Notes and Options to Noteholders under this Deed at a price that is at least 95% of the VWAP of Shares or (where applicable) CDIs over the 20 Trading Days prior to the offer to such investors;

7.12.7                                      Shares with respect to which the Noteholders by Unanimous Resolution have waived the anti-dilution rights provided for in clauses 7.5 to 7.11 (inclusive); and

7.12.8                                      an adjustment which would contravene the Delaware General Corporate Law or the ASX Listing Rules,

PROVIDED THAT the maximum aggregate number of Shares (including Shares issued upon conversion or exercise of any Convertible Securities issued pursuant to clause 7.12.3) to which the exceptions in clauses 7.12.3, 7.12.5 and 7.12.6 apply is 8,700,000 Shares.

References to Shares in clause 7.12 above will mean all Shares issued by the Company or deemed to be issued pursuant to clauses 7.5 to 7.11 (inclusive).

The “Effective Price” of Additional Shares will mean the quotient determined by dividing the total number of Additional Shares issued or sold, or deemed to have been issued or sold by the Company under clauses 7.5 to 7.11 (inclusive), into the Aggregate Consideration received, or deemed to have been received by the Company for such issue under clauses 7.5 to 7.11 (inclusive) for such Additional Shares.  In the event that the number of Additional Shares or the Effective Price cannot be ascertained at the time of issue, such Additional Shares will be deemed issued immediately upon the occurrence of the first event that makes such number of Shares or the Effective Price, as applicable, ascertainable.

Certificate as to Adjustments

7.13                                                                        Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this clause 7, the Company at its expense will, as promptly as reasonably practicable but in any event not later than 10 Business Days thereafter, compute such adjustment or readjustment in accordance with the terms of this Deed and provide to each Noteholder a certificate setting out such adjustment or readjustment (including the kind and amount of securities, cash or other property into which a Note is convertible) and showing in detail the facts and computations upon which such adjustment or readjustment is based.  The Company will, as promptly as reasonably practicable after the written request at any time of any Noteholder (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such Noteholder a certificate setting out:

7.13.1                                             the Conversion Price then in effect; and

7.13.2                                            the number of Shares (and consequent number of CDIs) and the amount, if any, of other securities, cash or property which then would be received upon the conversion of a Note.

8.                                      ISSUE OF SHARES ON CONVERSION OF NOTES

8.1                               The Shares and CDIs issued upon Conversion of the Notes will be fully paid and will in all respects rank pari passu with the fully paid Shares and CDIs on issue on the relevant Conversion Date, except in any such case for any right excluded by mandatory provisions of applicable law and except that such Shares and CDIs will not rank for (or, as the case may be, the Noteholder will not be entitled to receive) any rights, distributions or payments on any record date or other due date for the establishment of entitlement in respect of the Shares or CDIs on issue on the relevant Conversion Date which falls prior to the relevant Conversion Date.

9.                                      DISCHARGE AND RELEASE

9.1                               The Company will immediately be discharged and released from its liabilities and obligations under this Deed (other than liabilities for any breach of, or claim in relation to, this Deed prior to the date of such discharge and release) in respect of any particular Note on the first to occur of the date on which:

9.1.1                                             if Conversion has not occurred, the Redemption Amount for that Note has been satisfied in full; or

9.1.2                                             if Conversion has occurred, the Conversion of that Note has been completed in accordance with clauses 6.9 to 6.13 (inclusive).

9.2                               Notwithstanding clause 9.1, the Company will not be released from any obligations under clause 13.3 or any other provision of this Deed expressed to apply for the benefit of Optionholders and obligations which it has with respect to the issue or exercise of the Options (or any Shares and CDIs which are required to be issued on exercise of the Options by an Optionholder) as a result of the Conversion of the Notes or the satisfaction of the Redemption Amount in full in respect of a Note.

9.3                               If for any reason (including under any law relating to bankruptcy, insolvency, fiduciary obligations or the protection of creditors):

9.3.1                                             all or part of any transaction of any nature (including any payment or transfer) made during the term of this Deed which affects or relates in any way to obligations owed or discharged to a Noteholder or Optionholder is void, set aside or voidable;

9.3.2                                             any claim that anything contemplated by paragraph 9.3.1 is upheld, conceded or compromised; or

9.3.3                                             any Noteholder or Optionholder is required to return or repay any money or asset received by it under any such transaction or the equivalent in value of that money or asset, that Noteholder or Optionholder will, notwithstanding clause 9.1 or any release or discharge under it, immediately become entitled to all rights which it would have had if all or the relevant part of the transaction or receipt had not taken place.  The Company shall indemnify on demand that Noteholder or Optionholder against any resulting loss, cost or expense.  This clause 9 continues to apply after this Deed is terminated or discharged.

10.                               EVENTS OF DEFAULT

Events of Default

10.1                        It is an event of default (Event of Default) if, at any time:

10.1.1                                      the Company fails to pay or repay an amount due under and in the manner required by this Deed unless the Noteholders by Resolution are satisfied that the failure to pay is due to technical or administrative delays in the transmission of funds and the relevant amount is paid within five Business Days of the date due for payment;

10.1.2                                      any:

10.1.2.1                            Finance Debt of the Group is not paid when due nor within any originally applicable grace period;

10.1.2.2                            Finance Debt of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described);

10.1.2.3                            any commitment for any Finance Debt of the Group is cancelled or suspended by a creditor as a result of an event of default (however described); or

10.1.2.4                            any creditor of the Group becomes entitled to declare any Finance Debt due and payable prior to its specified maturity as a result of an event of default (however described), provided that no Event of Default will occur under this clause 10.1 if the aggregate amount of all Finance Debt or commitment for Finance Debt falling within clause 10.1.2.1 to 10.1.2.4 above is less than US$1,000,000 (or its equivalent);

10.1.3                                      an Authorisation, approval or consent which is material to the Group or its business is cancelled, repealed, revoked or terminated or has expired, or is modified or amended or conditions are attached to it in a manner which is likely to have a Material Adverse Effect;

10.1.4                                      the Company or Key Management fails to perform any material obligation under or otherwise materially breaches a Transaction Document (other than as set out in clause 10.1.1) unless in the reasonable opinion of Noteholders by Resolution such failure is capable of remedy and is so remedied within 10 Business Days of such failure;

10.1.5                                      any warranty or representation made by the Company or Key Management in a Transaction Document or the Prospectus is or becomes false, misleading or incorrect in any material respect when made or regarded as made by the

Company or Key Management under the Transaction Documents unless in the reasonable opinion of the Noteholders by Resolution such failure is capable of remedy and is so remedied within 10 Business Days of such failure;

10.1.6                                      an Insolvency Event occurs in relation to any member of the Group;

10.1.7                                      if the Group is in breach of an applicable law, regulation, Authorisation, listing rule, or court order, official directive or ruling of any Government Agency binding on it which is likely to have a Material Adverse Effect;

10.1.8                                      any person becomes entitled to repudiate, terminate, rescind or avoid any material provision of a Transaction Document;

10.1.9                                      the CDIs of the Company cease to be quoted on the ASX or are suspended from trading for more than 5 consecutive Trading Days unless the Noteholders by Resolution agree to a longer period of suspension; or

10.1.10                               where Shares in the Company have been quoted on any Relevant Stock Exchange, the Shares of the Company cease to be quoted on the Relevant Stock Exchange or are suspended from trading for more than 5 consecutive Trading Days unless the Noteholders by Resolution agree to a longer period of suspension.

Acceleration

10.2                        Subject to clause 10.3, at any time after the occurrence of any Event of Default, and while such Event of Default is continuing, the Majority of Noteholders may declare the Notes to be immediately due and payable in accordance with clause 10.4 (subject to clause 10.5, without prejudice to the Noteholders to Convert their Notes in accordance with the provisions of this Deed) (a Declaration of Acceleration).

10.3                        At any time after the occurrence of an Event of Default under clause 10.1.6 as a result of an Insolvency Event described in paragraphs (b), (d), (e) and/or (f) of that definition, all Notes then outstanding shall automatically become and be immediately due and payable in accordance with clause 10.4 without any declaration or other act on the part of any Noteholder (subject to clause 10.5, without prejudice to the Noteholders’ rights to Convert their Notes in accordance with the provisions of this Deed) (an Automatic Acceleration and, together with a Declaration of Acceleration, an Acceleration Event).

10.4                        Following an Acceleration Event (and whether or not an Event of Default is thereafter continuing), the Redemption Amount will become immediately due and payable in respect of all Notes without any further action by the Noteholders.

10.5                        For the avoidance of doubt, if any Acceleration Event occurs and the Redemption Amount in respect of a Note has been paid in full, no Noteholder may thereafter elect to Convert that Note.

11.                               COLLECTIVE ACTION BY NOTEHOLDERS AND PROPORTIONAL SHARING OF PAYMENTS

Meetings of Noteholders

11.1                        The Meeting Procedures apply to all meetings, Resolutions and Unanimous Resolutions of Noteholders which are required pursuant to the terms of this Deed.

Resolutions

11.2                        By a Resolution (or a Unanimous Resolution where required by clause 11.3) , the Noteholders may:

11.2.1                                      vote; and

11.2.2                                      authorise, ratify and confirm anything done, to be done or not done by the Noteholders,

in respect of the performance or exercise of any of the duties, rights, powers and remedies exercisable by the Noteholders by Resolution (or where required, Unanimous Resolution).

Unanimous Resolutions

11.3                        A Unanimous Resolution is required for any amendment, waiver or consent of, or in relation to, any term of any Transaction Documents that has the effect of changing or which relates to:

11.3.1                                      any provision which expressly requires the consent of all Noteholders;

11.3.2                                      the definitions of “Majority of Noteholders”, “Resolution” or “Unanimous Resolution” in clause 30;

11.3.3                                      any extension of the term of the Notes or their Maturity Date;

11.3.4                                      a reduction in the amount of any payment of principal, interest, fees or any other payment obligation;

11.3.5                                      a change in currency of payment of any amount under this Deed;

11.3.6                                      a change of entity that is the Company;

11.3.7                                      when and on what terms a Noteholder’s Notes will Convert or be redeemed, cancelled or otherwise repaid or prepaid; or

11.3.8                                      this clause 11, clause 26, clause 27.1.1 or clause 29.17.

Resolutions binding

11.4                        Each Noteholder is bound by the terms of each Resolution or Unanimous Resolution which is passed by the Noteholders.

Payments

11.5                        The Company will ensure that all payments or repayments of amounts due and payable under or in connection with this Deed are made in the following order of payment:

11.5.1                                      First: rateably among the Noteholders in proportion to the outstanding principal amount of each Noteholder’s Notes relative to the total outstanding principal amount of all outstanding Notes (Noteholder’s Proportional Share) in respect of any Redemption Amount then due and payable; and

11.5.2                                      Secondly: rateably among the Noteholders in proportion to each of their Noteholder’s Proportional Share in respect of any payment or repayment (excluding in respect of any Redemption Amount).

11.6                        Clause 11.5 applies despite any rule of law or equity to the contrary or the respective dates on which anything is done.

Proportionate Sharing

11.7                        If the Noteholders determine by Resolution that the Company is unable to satisfy all outstanding obligations to all of the Noteholders and Optionholders in full on the due date or within any agreed grace period, then on and from that day (Determinate Date):

11.7.1                                      each Noteholder and Optionholder will notify each other Noteholder and Optionholder of all amounts received by it under or in connection with this Deed and applied in satisfaction of any payment due from the Company whether before or after the Determinate Date;

11.7.2                                      if any Noteholder or Optionholder (Sharing Party) has received or recovered any money in satisfaction of any obligation of the Company under or in connection with this Deed in any way (including by set-off) other than in accordance with the order required by clause 11.5 (Incorrect Recovery), and the Company is or otherwise becomes unable to satisfy all outstanding obligations to each other Noteholder and Optionholder in full:

11.7.2.1                            the Sharing Party agrees to make such payments as are necessary to each other Noteholder or Optionholder so that the order of payment in clause 11.5 is preserved as between the parties in respect of all outstanding obligations (each a Sharing Payment);

11.7.2.2                            the liability of the Company to each Sharing Party will be increased by the total amount of all Sharing Payments made by that Sharing Party as though those payments had been made directly to the parties receiving the Sharing Payments;

11.7.2.3                            the liability of the Company to each person receiving a Sharing Payment will be reduced by the amount of those Sharing Payments; and

11.7.2.4                            without limiting clause 11.7.2.2, the Company will indemnify each Sharing Party to the extent that (despite clause 11.7.2.2) its liability to that Sharing Party was discharged by the initial recovery or payment to it by the Company or otherwise for any loss, cost or expense as a result of making a Sharing Payment;

11.7.3                                     where:

11.7.3.1                            any Incorrect Recovery and Sharing Payment leaves any party with a claim against the Company that is less than all outstanding obligations owing to it under or in connection with this Deed (Shortfall), the Noteholders and Optionholders agree that each person receiving a Sharing Payment will assign to the Sharing Party any corresponding debt owed by the Company to that person under this Deed in an amount equal to the lesser of the amount received by that person as a Sharing Payment and the Shortfall;

11.7.3.2                            the Sharing Party will be entitled to all rights (including interest and voting rights) under this Deed in respect of the debt so assigned and that assignment will take effect automatically on payment of the Sharing Payment; and

11.7.4                                      if a Sharing Party is required to disgorge or unwind all or part of the relevant Incorrect Recovery then the other Noteholders and Optionholders will make such payments to it as are necessary to ensure that all of the Optionholders and Noteholders share rateably in the amount of the recoveries or payments retained in accordance with clause 11.5.  Clauses 11.7.2 and 11.7.3 apply only to the retained amount.

11.8                        A Noteholder or Optionholder who does not accept an invitation to join an action against the Company or does not share in the costs of the action (in each case having been given a reasonable opportunity to do so) is not entitled to share in any amount so recovered.

12.                               REPRESENTATIONS AND WARRANTIES

Noteholder warranties

12.1                        Each Noteholder represents and warrants the following to each other party:

12.1.1                                      it is duly registered and validly existing under the laws of the jurisdiction of its registration;

12.1.2                                      it has the corporate power to enter into and perform its obligations under this Deed and to carry out the transactions contemplated by it;

12.1.3                                      it has taken all necessary corporate action to authorise the entry into, and performance of, this Deed and to carry out the transactions contemplated by it;

12.1.4                                      this Deed constitutes its valid and binding obligations, subject to the application of equitable principles or laws relating to insolvency and any necessary stamping and registration;

12.1.5                                      no Insolvency Event has occurred in relation to it;

12.1.6                                      neither the execution and performance by it of this Deed nor any transaction contemplated under it will violate in any respect any material provision of:

12.1.6.1                            a material applicable law;

12.1.6.2                            its constituent documents; or

12.1.6.3                            any other material document, agreement or other arrangement binding upon it or its assets; and

12.1.7                                      it is:

12.1.7.1                            in the case of an Australian resident Noteholder, a ‘sophisticated investor’ for the purposes of section 708(8) of the Corporations Act or a ‘professional investor’ as defined in section 9 of the Corporations Act or otherwise falls within the ambit of section 708(11) of the Corporations Act; or

12.1.7.2                            an individual or entity to whom the Notes and Options can be issued under the laws of the relevant jurisdiction in which they reside without the need for registration, lodgement or other formality;

Accredited Investor and Regulation S warranties

12.1.8                                      it is a non U.S. person and:

12.1.8.1                            such Noteholder acknowledges and understands the following information concerning the restrictions on transfer of the Notes and the Options and CDIs required by Regulation S of the Securities Act (Regulation S): (i) since the securities are being offered for sale to such Noteholder without registration or qualifications under federal securities laws of the United States, such Noteholder understands that any and all securities issued pursuant to this Deed, including any CDIs will be subject to certain transfer restrictions and the certificate legend described in this Deed required by Regulation S; (ii) Regulation S is a series of rules and guidelines creating an exemption from the registration requirements of the Securities Act for the sale of stock and other securities to a non-”U.S. person,” in “offshore transactions” (each as defined in Regulation S).  The Regulation S exemption requires the Company to ensure that securities sold by the Company in reliance on this exemption are not sold to U.S. persons, or for the account or benefit of any U.S. person.  All securities sold by the Company under the Regulation S exemption are subject to the restriction that such securities may not be resold or offered for resale to any U.S. person for a “restricted period” of six months; and (iii) the foregoing is only a brief summary of selected aspects of Regulation S, and is not intended as a complete explanation or summary of Regulation S, or as legal advice.  Prospective foreign investors are encouraged to consult with their own legal counsel prior to purchasing securities issued under Regulation S;

12.1.8.2                            such Noteholder represents that the Noteholder is not acquiring the Notes or Options for the account or benefit of any U.S. person.  The Noteholder understands and agrees that the undersigned may resell the securities to a U.S. person only in accordance with the provisions of Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Such Noteholder acknowledges that no offer of securities was made to the Noteholder while the undersigned was physically present in the United States, and that at the time of the Noteholder’s execution and transmittal of this Deed the Noteholder was not physically present in the United States; and

12.1.8.3                            it acknowledges that any securities issued in respect of or in exchange for the Notes and Options that are issued to non-U.S. persons pursuant to Regulation S (as defined above) shall have a legend attached as follows:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISTRIBUTED DIRECTLY OR INDIRECTLY, IN THE UNITED STATES, ITS TERRITORIES, POSSESSIONS, OR AREAS SUBJECT TO ITS JURISDICTION, OR TO OR FOR THE ACCOUNT OR BENEFIT OF A “U.S. PERSON” AS THAT TERM IS DEFINED IN RULE 902 OR REGULATION S OF THE ACT, AT ANY TIME PRIOR TO SIX (6) MONTHS AFTER THE ISSUANCE OF THIS CERTIFICATE, EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SUCH ACT, OR (II) IN COMPLIANCE WITH AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.  ANY SALES, TRANSFERS OR DISTRIBUTIONS OF THE SECURITIES MUST BE MADE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OF THE ACT.

Company warranties

12.2                        The Company makes the following representations and warranties to each Noteholder in respect of it and each member of the Group:

12.2.1                                      it is a corporation which is validly existing under the laws of the place of its incorporation;

12.2.2                                      it has the corporate power to enter into and perform its obligations under this Deed and to carry out the transactions contemplated by it (including, without limitation, the issuance of CDIs or Shares upon Conversion of the Notes or exercise of the Options or the issuance of Shares upon conversion of CDIs to Shares, in each case in accordance with the terms of this Deed) and to carry on its business as now conducted or contemplated;

12.2.3                                      it has taken all necessary corporate action to authorise the entry into and performance of the Transaction Documents to which it is a party and to carry out the transactions contemplated by it and, when issued in accordance with this Deed, the Notes or Options, and as applicable, the CDIs or Shares issuable upon Conversion of the Notes or exercise of the Options and the Shares issuable upon conversion of CDIs to Shares in accordance with clause 24, will, in each case, be duly and validly issued, fully paid and non-assessable and will be free and clear of all liens, claims or encumbrances, other than transfer restrictions under U.S. federal and state securities laws;

12.2.4                                      the Transaction Documents to which it is party constitute valid and binding obligations on it enforceable in accordance with their terms, subject to the application of equitable principles or laws relating to insolvency;

12.2.5                                      the execution and performance by the Company of the Transaction Documents to which it is a party and each transaction contemplated by them does not and will not, to the knowledge of the Company, violate in any respect a material provision of:

12.2.5.1                            a material applicable law or treaty;

12.2.5.2                            a judgement, ruling order or decree of a Government Agency binding on it;

12.2.5.3                            its by-laws or other constituent documents; or

12.2.5.4                            any other material document, agreement or other arrangement which is binding on it or its assets,

and, except as provided by this Deed, did not and will not:

12.2.5.5                            allow a person to accelerate or cancel an obligation with respect to a Finance Debt; or

12.2.5.6                            constitute an event of default, cancellation event, prepayment event or similar event (whatever called) under an agreement relating to a Finance Debt whether immediately or after notice or lapse of time or both;

12.2.6                                      all written (including in electronic form) financial and other information and statements provided to Noteholders (or any one of them) in connection with the Transaction Documents in the six months prior to the entry into this Deed or thereafter by the Noteholders was true, current, correct and complete in all material respects as at the date on which it was supplied and gives a true and fair view of the matters which it deals with and there were at that date no other facts or circumstances, the omission to provide knowledge of which would make such information or statement misleading in any material respect;

12.2.7                                      no litigation, arbitration, Tax claim, dispute or administrative or other proceeding involving any member of the Group is actual or pending or, to the best of its knowledge, threatened, which is likely to have a Material Adverse Effect;

12.2.8                                      there is no existing Event of Default or Potential Event of Default;

12.2.9                                      each Authorisation which is required in relation to:

12.2.9.1                            the execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the transactions contemplated by them (other than the Securityholder Approval);

12.2.9.2                            the validity and enforceability of the Transaction Documents; and

12.2.9.3                            the Group’s business as now conducted or contemplated and which is material,

has been obtained or effected;

12.2.10                               each member of the Group has complied with all laws binding on it where failure to do so would have a Material Adverse Effect;

12.2.11                               no Insolvency Event has occurred in relation to the any member of the Group;

12.2.12                              there are no Security Interests subsisting over any of the assets of the Group (excluding any Permitted Security);

12.2.13                              its obligations under the Transaction Documents rank at least pari passu with all of its unsecured and unsubordinated senior obligations, except for obligations mandatorily preferred by law applying to companies generally;

12.2.14                               it and each member of the Group is the legal and beneficial owner of, and has good and marketable title to, all the assets of which an ownership interest on its part is reflected in its most recent audited accounts released to the Relevant Stock Exchange;

12.2.15                               the Company is in compliance with the Delaware General Corporation Law, the ASX Listing Rules (including but not limited to continuous disclosure obligations) or equivalent in relation to each Relevant Stock Exchange, and the rules and regulations of the SEC in all material respects to the extent applicable to the Company and the Company is not withholding any information from public disclosure in reliance on ASX Listing Rule 3.1A (or equivalent) that has not been disclosed in writing to the Noteholders prior to the date of this Deed;

12.2.16                               the Prospectus complies (and will when lodged comply) with all requirements of the Corporations Act;

12.2.17                               none of the Company nor any director, officer, agent, employee, affiliate or any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”), is aware of or has taken any action, directly or indirectly, that would result in a violation of or has violated the U.S. Foreign Corrupt Practices Act, as amended, the United Kingdom Bribery Act, as amended, or any other applicable anti-bribery or anti-corruption laws, including, without limitation, using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful payments to any foreign or domestic governmental official or employee from corporate funds, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Government Entity, as defined below, to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

12.2.17.1                     influencing any act or decision of such Government Official in his official capacity;

12.2.17.2                     inducing such Government Official to do or omit to do any act in relation to his lawful duty;

12.2.17.3                     securing any improper advantage; or

12.2.17.4                     inducing such Government Official to influence or affect any act or decision of any Government Entity,

in order to assist the Company or any of its Subsidiaries in obtaining or retaining business for or with, or directing business to the Company or any of its Subsidiaries or in connection with receiving any approval of the transactions contemplated herein.  None of the Company Affiliate has accepted anything of value for any of the purposes listed in clauses 12.2.17.1 through 12.2.17.4 of this clause;

12.2.18                               the operations of the Company are and have been conducted at all times in compliance with applicable anti-money laundering statutes of all jurisdictions, including, without limitation, all Australia and U.S. anti-money laundering laws, the rule and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, threatened;

12.2.19                               no member of the Group is engaged in insurance, banking and financial services, telecommunications, public utility businesses or any other regulated businesses other than the medial devices industry and the pharmaceutical industry;

12.2.20                               the board of directors of the Company has taken all action so that no Noteholder will be prohibited from entering into or consummating a “business combination” with the Company (in each case as such term is used in Section 203 of the Delaware General Corporation Law) as a result of the execution of the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby;

12.2.21                               it and each member of the Group:

12.2.21.1                     to the best of its actual knowledge having made due and careful inquiry, is the sole legal and beneficial owner of or has licensed to it on arm’s length and customary commercial terms all of the Intellectual Property and Key Assets which is material in the context of its business and operations as currently conducted or which is required by it in order to carry on its business or operation as it is being conducted and as contemplated or in relation to the commercialisation of Fantom;

12.2.21.2                     to the best of its actual knowledge having made due and careful inquiry, does not, in carrying on its business or operations, infringe any Intellectual Property of any third party in any respect; and

12.2.21.3                     has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property and Key Assets owned by it;

12.2.22                               the choice of governing laws of the Transaction Documents will be recognised and enforced in the State of Delaware; and

12.2.23                               any non-appealable judgment obtained in relation to the Transaction Documents in the State of Delaware will be recognised and enforced in the State of Delaware in accordance with the laws of that state in respect of enforcement of judgments, except as limited by laws of general application relating to bankruptcy, insolvency and relief of debtors.

Reliance on representations and warranties

12.3                        Each party acknowledges that each other party has entered this Deed in reliance on the representations and warranties made to them in this clause 12.

Repetition

12.4                        Each representation and warranty in this clause 12 will be made on the date of this Deed, the Subscription Date and each Repeating Representation will be made on each Calculation Date, in each case on the basis of the facts and circumstances then subsisting save as disclosed in writing to and agreed to by the other relevant parties.

13.                               UNDERTAKINGS

Undertaking to pay and observe obligations

13.1                        The Company acknowledges its indebtedness to each Noteholder for the Principal Outstanding under the Notes issued to that Noteholder under this Deed.

13.2                        The Company unconditionally and irrevocably undertakes to each Noteholder:

13.2.1                                      to pay, in respect of that Note, all payments of principal, interest and other amounts in respect of the Note in accordance with this Deed; and

13.2.2                                      to observe its obligations under, and to comply with, and procure the compliance as necessary of any third parties, to the terms and conditions outlined in the Transaction Documents with respect to the Notes and Options and of Key Management with respect to their obligations under the Lock-Up Agreement.

Company capital

13.3                        For so long as any Notes remain outstanding or Options remain unexercised, the Company must not, except to the extent that the Noteholders by Resolution (or, where no Notes remain outstanding, all of the Optionholders) otherwise agree:

13.3.1                                      issue or grant, and must procure that no other person, company or entity at the direction or request of or pursuant to any arrangements with the Company issues or grants or agrees to issue or grant, any Securities, other than:

13.3.1.1                            in the circumstances described in clause 7.12.1 to 7.12.7, provided that the maximum aggregate number of Shares (including Shares issued on conversion or exercise of any Convertible Securities issued pursuant to clause 7.12.3) to which the exceptions in clauses 7.12.3, 7.12.5 and 7.12.6 apply is 8,700,000 Shares;

13.3.1.2                            a pro-rata issue or bonus issue (as defined in the ASX Listing Rules) to its Securityholders;

13.3.1.3                            as contemplated in the context of an initial public offering of the Company’s Shares and associated listing on NASDAQ or following such an offering; or

13.3.1.4                            to the extent that, acting in good faith and in accordance with their fiduciary duties to the Company under applicable law, the directors of the Company form the view that failure to make such an offering would be a breach of such fiduciary duties.

Right of First Offer

13.4                        For so long as any Notes remain outstanding, the Company shall notify each Noteholder in writing (a Debt ROFO Notice) if it or any member of the Group proposes to or is considering a proposal to issue, incur or raise any Finance Debt (other than Finance Debt of the kind referred to in paragraphs (a) or (d) of that definition arising in the ordinary course of trading) (New Debt Raising) and shall include in such notice any outline terms of the New Debt Raising.

13.5                        Each Noteholder who expresses an interest in participating in the New Debt Raising within 5 Business Days of receipt of the Debt ROFO Notice (the ROFO Noteholders) has a separate and independent right, but not the obligation, to enter into negotiations with the Company to agree terms for the New Debt Raising.

13.6                        If there are no ROFO Noteholders, or the Company is unable to reach agreement with any ROFO Noteholders in relation to the terms of the New Debt Raising, the Company may, subject to this Deed, enter into discussions and negotiations with persons who are not Noteholders in relation to the New Debt Raising.

13.7                        If the Company agrees terms for the proposed New Debt Raising with any person (including a Noteholder), it must provide each other Noteholder with written notice of the proposed New Debt Raising and the terms of such New Debt Raising (Debt ROFR Notice).

13.8                        The Company shall also promptly provide any additional information regarding the New Debt Raising as may be requested by any Noteholder.

13.9                        Each Noteholder shall have the right, but not the obligation, to participate in up to fifty percent (50%) of any such New Debt Raising on the terms and at the price specified in the Debt ROFR Notice, or on such other terms as are agreed by the parties, by giving notice in writing to the Company before the later of 5 Business Days after the Debt ROFR Notice and 15 Business Days after the Debt ROFO Notice.

13.10                 If multiple Noteholders elect to participate in any New Debt Raising, those Noteholders will, to the extent required, participate in the New Debt Raising pro rata in accordance with their respective Noteholder’s Proportional Share on the date of the Debt ROFR Notice.

13.11                 If each of the Noteholders elects not to participate in the New Debt Raising that is the subject of a Debt ROFR Notice, then the Company may execute such New Debt Raising with any other party (if otherwise permitted by the terms of this Deed), provided that the proposed terms of such New Debt Raising are no more favorable than those offered to the Noteholders in the Debt ROFR Notice.

13.12                 No person may at any time be allowed to participate in any New Debt Raising on terms more favourable than those offered to the Noteholders.

Alternative Stock Exchanges

13.13                 The Company agrees to use reasonable efforts to effect an SEC-registered initial public offering of its shares and an associated listing on NASDAQ or any other securities exchange approved by a Majority of Noteholders as soon as practicable after September 2015.  In the event of such initial public offering, each Noteholder shall have the right to require the Company to register the Shares held the by Noteholder (or Shares which would be held upon Conversion of its Notes or exercise of its Options) for sale in such initial public offering in accordance with the terms of the Registration Rights Agreement.

13.14                 If the Company lists on any Alternative Stock Exchange, and as a result of such listing any provision of the Transaction Documents becomes ineffective or unenforceable, or a right of a Noteholder is materially and adversely affected, then the Company agrees to use best efforts to agree and implement such alternative or additional rights as are necessary in the reasonable opinion of the Noteholders to give them equivalent rights as they enjoyed prior to such listing, or if such equivalent rights cannot be granted to the Noteholders within 30 days after such listing, to indemnify the Noteholders against any loss (including material diminution of the value of the rights enjoyed by Noteholders) the Noteholders suffer as a result of such listing.

14.                               COVENANTS BY THE COMPANY

14.1                        At all times prior to the earlier of Maturity Date and the date on which all of the Notes have been redeemed or Converted in accordance with this Deed, the Company must:

14.1.1                                      not declare, or make a determination to pay, a Dividend to its Securityholders;

14.1.2                                      not, and must procure that no member of the Group will, incur or permit to subsist any Finance Debt other than Permitted Debt;

14.1.3                                      not, and must procure that no member of the Group will grant or permit to exist any Security Interests over:

14.1.3.1                            any Intellectual Property held by any member of the Group (including, without limitation, Key Assets) without the consent of the Majority of Noteholders other than Permitted Security described in paragraph (a), (b) or (c)(i) of that definition; or

14.1.3.2                            any other asset of the Group other than Permitted Security;

14.1.4                                      not, and must procure that no member of the Group will dispose of, sell, lend, license or part with possession of or create an interest in:

14.1.4.1                            any Intellectual Property held by any member of the Group (including, without limitation, Key Assets) without the consent of the Majority of Noteholders; or

14.1.4.2                            any other asset of the Group other than a Permitted Disposal;

14.1.5                                      not return to Securityholders by Dividend, return of capital or other form of distribution, the proceeds received by any member of the Group from any Permitted Disposal of an asset of the Group;

14.1.6                                      not, and must procure that no member of the Group will, acquire or agree to acquire any asset or enter into any joint venture entity or structure other than a Permitted Acquisition;

14.1.7                                      not, and must procure that no member of the Group will, enter into any amalgamation, demerger, merger or corporate reconstruction other than a Permitted Transaction;

14.1.8                                      supply to each Noteholder, copies of all documents dispatched by the Company to its Securityholders generally (or any class of them) or dispatched to its creditors generally (or any class of them) at the same time as they are dispatched;

14.1.9                                      once every month during the Conversion Period, procure that appropriate senior Company officers provide a written presentation or report to the Noteholders (other than any Noteholder who has given notice to the Company (that it has not revoked) that it elects to opt out of its rights under this clause) about the Group’s progress towards the occurrence of a Milestone Event or CE Mark Approval Event and any other matter which a Noteholder may reasonably request which relates to the Group’s ability to meet its obligations under the Transaction Documents, including details of any new Intellectual Property or Key Asset and details of any variation, amendment or replacement of any Intellectual Property or Key Assets;

14.1.10                               procure that all of its obligations under the Transaction Documents will at all times rank at least pari passu with all of its other present and future unsecured and unsubordinated senior obligations, except for obligations mandatorily preferred by law applying to companies generally or any obligations under any Permitted Debt;

14.1.11                               not substantially change the general nature or scope of the business of any member of the Group from that carried out on the date of this Deed, except as required by law;

14.1.12                               ensure that each Authorisation required for:

14.1.12.1                     the execution and delivery (if applicable) and the performance by it of the Transaction Documents to which it is a party and the transactions contemplated by them;

14.1.12.2                     the validity and enforceability of the documents described in clause 14.1.12.1; and

14.1.12.3                     the development, conduct and operation of the Group’s business and which is material to the Group,

is obtained and maintained in full force and effect and that any breach is promptly rectified;

14.1.13                               fully comply, and procure that each member of the Group will fully comply, with all applicable laws which are binding on it or such member of the Group (as the case may be) in all respects, unless failure to do so would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect;

14.1.14                               ensure that it and each member of the Group:

14.1.14.1                     use best efforts to preserve and maintain the subsistence and validity of the Intellectual Property and Key Assets necessary for the business of the Group;

14.1.14.2                     use reasonable efforts to prevent any infringement in any material respect of the Intellectual Property;

14.1.14.3                     makes registrations and pay all registration fees and taxes necessary to maintain their Intellectual Property in full force and effect and record their interest in that Intellectual Property in such countries and territories where the Company’s Intellectual Property is currently registered or in which an application for registration has been filed;

14.1.14.4                     uses best efforts to not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any member of the Group to use such property; and

14.1.14.5                     uses best efforts to not discontinue the use of the Key Asset or any other Intellectual Property held by any member of the Group as of the date of this Agreement or subsequently acquired;

14.1.15                               use its best efforts to procure the occurrence of the Milestone Event and the CE Mark Approval Event as soon as is reasonably practicable;

14.1.16                               not, and must procure that no member of the Group will, enter into any transaction with any person except on arm’s length terms and for full market value; and

14.1.17                               take out and maintain, and must procure that each member of the Group will take out and maintain, insurance with reputable and substantial insurance companies against the risks and liabilities to which the Group is exposed to the extent appropriate having regard to those risks and liabilities and the insurances that comparable businesses would maintain (including without limitation, clinical trial insurances and product liability insurances) and not do, omit or permit anything which may cancel, reduce or prejudice any of the insurances or any claim or recovery under them.

15.                               INDEMNITIES FROM COMPANY

Currency indemnity

15.1                        If any sum due from the Company under this Note Deed (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

15.1.1                                      making or filing a claim or proof against the Company; or

15.1.2                                      obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Company shall as an independent obligation, within 3 Business Days of demand, indemnify the Noteholder or Optionholder to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

15.2                        The Company waives any right it may have in any jurisdiction to pay any amount under this Note Deed in a currency or currency unit other than that in which it is expressed to be payable.

15.3                        On making any conversion under clause 15.1, the Noteholder or Optionholder may itself or through its bankers purchase one currency with another, whether or not through an intermediate currency whether spot or forward, in the manner and amounts and at such times as it sees fit.

Indemnities

15.4                        The Company will, within 10 Business Days, pay on demand, and indemnify on demand each Noteholder and Optionholder against, any cost, loss or liability incurred by them as a result of:

15.4.1                                      the occurrence of any Event of Default including the exercise of any rights, discretions or powers that arise upon an Event of Default;

15.4.2                                      any false or misleading statement or material omission in any information provided to a Noteholder or Optionholder in the six months prior to the entry into this Deed by the Noteholders and Optionholders including in relation to any conduct of a Noteholder or Optionholder in reliance on such information provided;

15.4.3                                      any Note or Option not being issued to a Noteholder for any reason if the Subscription Amount has been paid by a Noteholder in relation to that Note;

15.4.4                                      a failure by the Company to pay any amount due under this Deed on its due date in the manner required by this Deed;

15.4.5                                      funding, or making arrangements to fund, the Subscription Amount in relation to the Notes but not made by reason of the material breach of any one or more of the provisions of the Transaction Documents by the Company;

15.4.6                                      investigating any event which it reasonably believes is an Event of Default;

15.4.7                                      acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

15.4.8                                      any enquiry, investigation, subpoena (or similar order) or litigation with respect to the Group or its business or with respect to the transactions contemplated by the Transaction Documents;

15.4.9                                      any amendment or waiver to the Transaction Documents requested by the Company or Key Management; and

15.4.10                               the exercise, enforcement or the preservation of, or any attempt to exercise, enforce or preserve, any rights or remedies provided for in the Transaction Documents.

Continuing indemnities

15.5                        Each indemnity in this Deed is a separate, independent and continuing obligation despite:

15.5.1                                      any settlement of account;

15.5.2                                      the termination of this Deed, the effect of clause 9 or the occurrence of any other thing,

and remains in full force and effect until:

15.5.3                                      all money owing, contingently or otherwise, under this Deed has been paid in full; and

15.5.4                                      all obligations under this Deed have been finally discharged.

16.                               CONFIDENTIALITY

Confidentiality obligations

16.1                        A party may not disclose, and must ensure that none of its auditors, officers, employees, advisers or agents disclose, the provisions of the Transaction Documents or Confidential Information about the other party or in any way relating to the matters contemplated by this Deed, except:

16.1.1                                      with the written consent of the other party;

16.1.2                                      to an officer, employee, professional adviser, consultant or financier of that party who needs to know such information in the conduct of his or her duties provided that the party must use its best efforts to ensure all permitted disclosures under this clause 16 are kept confidential;

16.1.3                                      as required by an applicable law, any order or rule of any Government Agency, the ASX, the rules of a recognised stock exchange, any regulatory guidance or policy, the terms of any trust deed, contract or other document in effect as at the date of this Deed, provided that, where practical, the disclosing party will first consult with the other party about the form and content of the disclosure;

16.1.4                                      to the shareholders of that party if required for the purposes of seeking approval from shareholders related to this Deed;

16.1.5                                      if the information is, for the purpose of complying with (and only to the extent required to comply with) the provisions of the Delaware General Corporation Law or the ASX Listing Rules or any other applicable law, contained in any document issued by the Company in a form acceptable to the Noteholders (acting reasonably);

16.1.6                                      in connection with legal or other proceedings relating to this Deed; or

16.1.7                                      where the information has entered the public domain, other than by way of a breach of this Deed.

Announcement obligations

16.2                        Immediately upon execution of this Deed, the Company will release the Agreed ASX Announcement to the ASX.

16.3                       The Company must cause an announcement to be made (promptly and without delay) on the occurrence of any Relevant Event as required pursuant to the Company’s continuous disclosure obligations under the ASX Listing Rules and the rules of any other Relevant Stock Exchange.

16.4                        Other than as provided for in clauses 16.2 and 16.3 and subject to all applicable laws, none of the Company or the Noteholders shall (a) issue a press release or make any public announcement or other public disclosure with respect to any of the transactions contemplated herein without obtaining the prior written consent of each Noteholder or (b) use the name of any Noteholder or any of its affiliates without obtaining in each instance the prior written consent of such Noteholder or its affiliate, as the case may be.

16.5                        The Company must, before lodging with ASX any notifications regarding any substantial holding in the Company obtained by any current or former Noteholder or Optionholder, consult with the relevant current or former Noteholder or Optionholder (as applicable) for at least 1 Business Day as to the content of that notification and must take into account any reasonable comments of the current or former Noteholder or Optionholder to the extent such comments can be incorporated without the Company being in breach of the Deed of Undertaking given in favour of ASX at or about the time of listing on ASX in respect of notifications of substantial holding information.

17.                               EXPENSES

17.1                        The Company will reimburse the Noteholders’ reasonable costs and expenses which are incurred in connection with the Transaction Documents (including legal costs), up to an aggregate maximum of US$50,000, within 15 Business Days of receipt of a valid invoice with supporting documentation.

18.                               INTEREST

Interest on Notes

18.1                        Interest will accrue in respect of each Notes:

18.1.1                                      at a rate equal to 7.54% per annum, compounded annually;

18.1.2                                      from day to day and is calculated on the basis a year of 365 days and the actual number of days elapsed from and including the Subscription Date to, and including, the Maturity Date, or its earlier voluntary or involuntary redemption.

18.2                        Subject to clause 18.3, all accrued interest in relation to a Note will be paid by the Company on the date of redemption of any Notes (including the Maturity Date, the Optional Redemption Date or one Business Day after an Acceleration Event, as the case may be).

18.3                        If a Note is Converted in accordance with this Deed, no interest in relation to that Note will be payable to any Noteholder, whether upon issue of the Shares to CDN and the issue of CDIs by CDN to the Noteholders in accordance with clause 6.11 or otherwise.

Default Interest

18.4                        If the Company fails to pay any amount payable by it under or in connection with this Deed on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate of 9.54% per annum, compounded monthly, accruing from day to day and calculated on the basis a year of 365 days and the actual number of days elapsed. Any default interest accruing under this clause 18.4 shall be immediately payable by the Company on demand.

19.                               VOTING RIGHTS

19.1                        The Notes and Options do not carry any voting rights at Securityholder meetings of the Company unless and until Converted or exercised, respectively.

20.                               PARTICIPATION RIGHTS

20.1                        A Noteholder is not (by virtue of holding the Notes) and an Optionholder is not (by virtue of holding the Options) entitled to participate in any new issue of Securities made by the Company to its Securityholders without first Converting the Notes.

21.                               REORGANISATIONS

21.1                        The rights of a Noteholder will be changed to the extent necessary to comply with the ASX Listing Rules applying to a reorganisation of the Company’s capital at the time of the reorganisation.

22.                               FOREIGN HOLDERS

22.1                        Where a Note is held by or on behalf of a person resident outside Australia or the United States then, notwithstanding any other terms or conditions applicable to a Note, it will be a condition precedent to the right of the Noteholder to receive payment of any amount payable under these terms and conditions or to obtain CDIs on Conversion that the requirements of all applicable laws of the United States, Australia or any of their respective states or territories and of the country of residence of the Noteholder in respect of such payment or Conversion are satisfied so that such payment or Conversion will not result in a breach of any such applicable law by the Company.

23.                               TRANSFER OF NOTES AND OPTIONS

23.1                        A Note or Option may only be assigned or transferred:

23.1.1                                      to any Affiliate of a Noteholder;

23.1.2                                      upon a Change of Control Event;

23.1.3                                      to any party that is not a Competitor;

23.1.4                                      to any existing Noteholder in accordance with clause 23.8 below or otherwise;

23.1.5                                      with the prior written consent of the Company (such consent not to be unreasonably withheld); or

23.1.6                                      while an Event of Default subsists, to any person,

provided that:

23.1.7                                      if such assignment or transfer is in relation to Notes, such assignment or transfer must be for Notes with a Face Value of at least US$5,000,000;

23.1.8                                      such assignment or transfer does not breach applicable laws;

23.1.9                                      the Company will not be required to pay or reimburse any party with respect to any additional Taxes, charges or costs which would not have arisen had the assignment or transfer not occurred; and

23.1.10                               the restriction in clause 6.7 does not then apply.

Noteholder Right of First Offer

23.2                        During the Conversion Period, if any Noteholder (a Selling Noteholder) proposes to sell any Notes and/or Options (the Sale Instruments) they must, prior to entering into discussions or negotiations with any person in relation to such proposed sale, give each other Noteholder a written notice stating the number of Notes and/or Options that they propose to sell (a ROFO Notice).

23.3                        Following receipt of a written notice, any Noteholder (a ROFO Responder) may express an interest in acquiring all or any part of the Sale Instruments set out in the ROFO Notice by notice in writing to the Selling Noteholder within 5 Business Days of the ROFO Notice (ROFO Response).

23.4                        Each ROFO Responder has the right, but not the obligation, to enter into negotiations with the Selling Noteholder to agree terms for the sale of the Sale Instruments.

23.5                        If the Selling Noteholder does not receive any ROFO Responses, or is unable to reach agreement with the ROFO Responders in relation to the sale of all or any part of the Sale Instruments, it may, subject to this Deed, enter into discussions and negotiations with persons who are not Noteholders in relation to the sale of those Sale Instruments.

23.6                        If the Selling Noteholder agrees terms for the proposed sale of any Sale Instruments with any person (including any Noteholder), it must notify each Noteholder in writing of the proposed sale and the proposed price and terms of such sale (Selling Noteholder Notice).

23.7                        The selling Noteholder shall also promptly provide any additional information regarding proposed sale as may be requested by any Noteholder.

23.8                        Each Noteholder shall then have the right, but not the obligation, to purchase all or any part of the Sale Instruments that are the subject of the Selling Noteholder Notice on the terms and at the price specified in the Selling Noteholder Notice by providing written notice of the intent to purchase to the Selling Noteholder before the later of 5 Business Days after the Selling Noteholder Notice or 15 Business Days after the ROFO Notice.

23.9                        If multiple Noteholders elect to purchase the Sale Instruments in accordance with this clause, such Sale Instruments will be sold to such non-selling Noteholders pro rata in accordance with their respective Noteholder’s Proportional Share at the time the Selling Noteholder Notice is given.

23.10                 If each of the ROFO Responders elects not to purchase any of the Sale Instruments that are the subject of the Selling Noteholder Notice, then the selling Noteholder may sell such Sale Instrument to any other party (provided such sale is made in accordance with clause 23.1), provided that the proposed price and terms of such sale are no more favourable than those offered to the Noteholders in the Selling Noteholder Notice.

24.                               CONVERSION OF CDIS TO SHARES AND ALTERNATIVE LISTINGS

24.1                        Noteholders and Optionholders are entitled to convert any CDIs held by them at any time (whether such CDIs are obtained by such Noteholders or Optionholders as result of Conversion of any Notes or exercise of any Options, respectively, or otherwise) into the equivalent number of Shares that such CDIs represent (where one CDI is equal to one-tenth of a Share) within five Business Days of written notice to the Company under this clause.

24.2                        If, at the time of Conversion of any Note or exercise of any Option or after conversion of CDIs into Shares under clause 24.1:

24.2.1                                      CDIs are no longer quoted on ASX; or

24.2.2                                      the Company’s Shares are or become quoted on any Alternative Stock Exchange,

then the Company must:

24.2.3                                      in the case of a Conversion of the Notes or exercise of the Options where the CDIs are no longer quoted on ASX, issue to the Noteholder or Optionholder, as applicable, the number of Shares calculated in accordance with clause 6.13;

24.2.4                                      enter the relevant Noteholder or Optionholder, as the case may be, into the Company’s register of members as the holder of the relevant number of Shares;

24.2.5                                      deliver to the Noteholder or Optionholder (or procure the delivery of) a holding statement showing the Noteholder or Optionholder, as the case may be, as the holder of the relevant Shares;

24.2.6                                      apply for and use its reasonable efforts to obtain quotation of the Shares (or any equivalent amount of securities whose value is referable to the Shares) on any Alternative Stock Exchange (and, if there is more than one Alternative Stock Exchange, on the exchange that is nominated in writing by the holder of those Shares) as soon as practicable on such terms and conditions as are usual for quotation of securities on that Alternative Stock Exchange;

24.2.7                                      notwithstanding the issue of the Prospectus, to the extent that any action is required to be taken in order to facilitate the on-sale of Shares or securities, to take such action (including, where required, issuing a further prospectus, cleansing notice or disclosure document in respect of the Shares or securities) to ensure that such Shares or securities will, on and from the Subscription Date, at all times thereafter be freely tradable, including on the Relevant Stock Exchange; and

24.2.8                                      in the event that the Company’s Shares become quoted on NASDAQ or any other Alternative Stock Exchange approved in writing by the Majority of Noteholders and the Company remains in compliance with this clause 24.2, then notwithstanding any other clause of this Deed, the failure to issue CDIs under this Deed or to continue to list or quote CDIs on ASX or a suspension of the trading of CDIs shall not be deemed to be a breach of this Deed.

25.                               NOTICES

Address for notices

25.1                        All notices and other communications required by this Deed must be:

25.1.1                                      in writing and in English;

25.1.2                                      addressed to the recipient at the following address or to such other address as a party may from time to time notify to the others in writing:

Company

Address:                         REVA Medical, Inc.

5751 Copley Dr.

San Diego, CA  92111

Attention:                 Chief Financial Officer

Facsimile:                 +1 (858) 966-3089

Email:                                    kthompson@revamedical.com

Noteholder and Optionholder

As set out in Schedule 1 until the Subscription Date, and thereafter as set out in the relevant Register.

25.1.3                                      either:

25.1.3.1                            delivered by hand or sent by prepaid post (airmail if outside Australia) to the addressee’s address;

25.1.3.2                            sent by facsimile to the addressee’s facsimile number; or

25.1.3.3                            sent by email to the addressee’s email address.

Time of receipt

25.2                        Without limiting any other means by which a party may be able to prove that a notice or other communication has been received by another party, a notice or other communication will be deemed to be duly received:

25.2.1                                      if sent by hand, when delivered to the address of the recipient;

25.2.2                                      if sent by pre-paid post, three Business Days (if posted within Australia to an address in Australia) or nine Business Days (if posted from one country to another) after the date of posting;

25.2.3                                      if sent by facsimile, on receipt by the sender of an acknowledgement or transmission report generated by the machine from which the facsimile was sent;

25.2.4                                      if sent by email:

25.2.4.1                            when the sender receives an automated message confirming delivery; or

25.2.4.2                            five hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered, whichever happens first,

provided that if a notice or other communication is served by hand on a day which is not a Business Day, or after 5.00pm on any Business Day, such notice or communication will be deemed to be duly received by the recipient at 9.00am on the first Business Day thereafter.

26.                               STATUS OF NOTEHOLDERS

26.1                        Subject to the terms of the Transaction Documents, each Noteholder is entitled to enforce its rights under the Transaction Documents independently from each other Noteholder.

26.2                        The obligations of each Noteholder under the Transaction Documents are several. Failure by a Noteholder to perform its obligations under the Transaction Documents does not affect the obligations of any other party. No Noteholder is responsible for the obligations of any other party under the Transaction Documents.

26.3                        The rights of each Noteholder under or in connection with the Transaction Documents are separate and independent rights and any debt arising under the Transaction Documents to a Noteholder from the Company will be a separate and independent debt.

27.                               STATUS AS CREDITORS AND SUBORDINATION

27.1                        Prior to Conversion, each Note:

27.1.1                                      ranks equally with each other Note;

27.1.2                                      confers rights on each Noteholder as an unsecured creditor of the Company; and

27.1.3                                      does not confer on a Noteholder any right to attend or vote at general meetings of the Company (other than by reason of pre-existing rights to do so).

27.2                        By accepting the issue of a Note each Noteholder:

27.2.1                                      agrees to be bound by this Deed; and

27.2.2                                      acknowledges that it is an unsecured creditor of the Company and that the Note does not confer rights as a member of the Company until Conversion.

28.                               PAYMENTS

Payment

28.1                        All payments to be made in relation to a Note will be made:

28.1.1                                      without deduction of all withholdings and deductions required by law except as required in clause 28.2 below; and

28.1.2                                      in Immediately Available Funds to a bank account to be nominated by the relevant party in US Dollars.

Withholdings, deductions and gross-up

28.2                        Whenever the Company is obliged to make a deduction in respect of Tax from any payment to a person (Payee) in connection with this Deed:

28.2.1                                      it will promptly pay the amount deducted to the appropriate Government Agency;

28.2.2                                      it will promptly and in any event within 30 days of the end of the month in which the deduction is made, deliver to the Payee official receipts or other evidence of payment acceptable to the relevant Payee (acting reasonably); and

28.2.3                                      unless the Tax is an Excluded Tax, it will pay the Payee on the due date of the payment any additional amounts necessary (as determined by the relevant Payee) to ensure that the relevant Payee receives when due a net amount (after payment of any Taxes in respect of those additional amounts) in the relevant currency equal to the full amount which it would have received had a deduction not been made, and it will indemnify the relevant Payee against such Tax and any amounts recoverable from the relevant Payee in respect of such Tax.

28.3                        The Company waives any statutory right to recover from any Payee any amount paid under clause 28.2.

28.4                        The obligations of the Company under clause 28.2 survive the redemption or Conversion of all Notes and the termination of this Deed.

Calculations

28.5                        The resolution of a dispute over any calculations which are required to be made for the purposes of the Deed will be made by the auditors of the Company for the time being and will, in the absence of manifest error, be final, conclusive and binding on the Noteholders and Optionholders.

29.                               MISCELLANEOUS

Entire agreement

29.1                        the Transaction Documents comprise the entire agreement between the parties with respect to the subject matter of the Transaction Documents and supersedes all prior understandings, agreements, representations and correspondence with respect to the same.

29.2                        No party can rely on an earlier written document or anything said or done by or on behalf of another party before the Transaction Documents were executed.

Assignment

29.3                        A Noteholder or Optionholder may assign the benefit of the Transaction Documents or otherwise transfer the benefit of the Transaction Documents or a right or remedy under it to another party (Assignee), provided that:

29.3.1                                      the Noteholder or Optionholder, as the case may be, has validly transferred Notes or Options, as the case may be, to the Assignee in accordance with clause 23;

29.3.2                                      the Assignee enters into a deed of assignment and assumption in respect of all of the rights and obligations of the Noteholder or Optionholder in relation to the Notes or Options that have been so assigned; and

29.3.3                                      the Assignee agrees to be bound by the terms of the Registration Rights Agreement, as further specified therein.

29.4                        The Company may not assign any of its rights or obligations under this Deed to any person without the consent of the Majority of Noteholders, which consent may not be unreasonably withheld in connection with a Permitted Transaction where the acquirer agrees to be bound by the obligations under the Transaction Documents, the Notes and the Options on terms satisfactory to the Noteholders and Optionholders.

Consent must be in writing

29.5                        Any consent given or a right, power or remedy waived by a party in connection with this Deed is only effective if given or waived in writing.

No set off

29.6                        The Company cannot claim, exercise or attempt to exercise any right of set-off or any other right which might reduce or discharge any actual or contingent indebtedness or other monies owing by it to a Noteholder except as required by a mandatory provisions of any applicable law that cannot be excluded.

29.7                        A Noteholder may, but need not, set off any obligation from the Company to that Noteholder against any obligation owed by that Noteholder to the Company (whether or not matured), regardless of the place of payment or currency of either obligation. If the obligations are in different currencies, the Noteholder may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

Severability

29.8                        If a clause or part of a clause of this Deed can be read in a way that makes it illegal, unenforceable or invalid, but can also be read in a way that makes it legal, enforceable and valid, it must be read in the latter way.  If any clause or part of a clause is illegal, unenforceable or invalid, that clause or part is to be treated as removed from this Deed, but the rest of this Deed is not affected.

Certificates

29.9                        Any certification or determination by a Noteholder or Optionholder of an amount due under this Deed is sufficient evidence of the matters to which it relates unless the contrary is proved.

Amendments and waivers

29.10                At any time and from time to time the Company may, by resolution of its Board, modify, alter, cancel, amend or add to all or any of this Deed, provided that such modification, alteration, cancellation, amendment or addition has previously been approved by the Majority of Noteholders or by Unanimous Resolution (as applicable) in accordance with clause 11.

29.11                 A waiver of a provision of this Deed or a right or remedy arising under this Deed, including this clause, must be in writing and signed by the party granting the waiver, provided that, in the case of any such waiver by the Noteholders, such waiver is passed by the Majority of Noteholders or by Unanimous Resolution (as applicable) in accordance with clause 11.

Legal advice

29.12                 Each party acknowledges that it has received legal advice about this Deed or has had the opportunity of receiving legal advice about this Deed.

Cumulative rights

29.13                 The rights and remedies of a party under this Deed do not exclude any other right or remedy provided by law.

Non-merger

29.14                 No provision of this Deed merges on completion of any transaction (including on issue of any Note or Option or on conversion of any Note or exercise of any Option) contemplated by this Deed.

Execution of separate documents

29.15                 This Deed is properly executed if each party executes either this document or an identical document. In the latter case, this Deed takes effect when the separately executed documents are exchanged between the parties.

Further acts

29.16                 Each party must promptly execute all documents and do all things that another party from time to time reasonably requests to effect, perfect or complete this Deed and all transactions incidental to it.

Governing law and jurisdiction

29.17                 This Deed shall be governed by and construed in accordance with the laws of the State of Delaware without resort to the State’s conflicts of laws rules. Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the state and federal courts sitting in Delaware (the “Delaware Courts”) and all courts which have jurisdiction to hear appeals from those courts. Each party agrees not to assert in any proceeding in any Delaware Courts any claim that it is not personally subject to the jurisdiction of such Delaware Court, or that such proceeding has been commenced in an improper or inconvenient forum.

Service of process

29.18                 Without prejudice to any other mode of service allowed under any relevant law, the Company agrees that it shall appoint and maintain at all times an agent physically located in Delaware for service of process (which agent has provided evidence to the Noteholders of its acceptance of such appointment) in relation to any proceedings under or in connection with this Deed and agrees that failure by the process agent to notify it of the process will not invalidate the proceedings concerned.

No promotion

29.19                 The Company and the Noteholders agree that they will not, without the prior written consent of the applicable Noteholder or its affiliates, as the case may be, in each instance, (a) use in advertising, publicity, or otherwise the name of any Noteholder, or any of its affiliates, or any partner or employee of a Noteholder or its affiliates, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by such Noteholder or its affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by any Noteholder or its affiliates.

No fiduciary duty

29.20                 The Company acknowledge and agree that nothing in this Deed shall create a fiduciary duty of any Noteholder or its affiliates to the Company or its shareholders.

Investment banking services

29.21                 Notwithstanding anything to the contrary herein or any actions or omissions by representatives of any Noteholder or any of its affiliates in whatever capacity, including as a director or observer to the Company’s Board, it is understood that neither Noteholder nor any of their respective affiliates is acting as a financial advisor, agent or underwriter to the Company or any of its Affiliates or otherwise on behalf of the Company or any of its Affiliates unless retained to provide such services pursuant to a separate written agreement.

Exculpation among Noteholders

29.22                 Each Noteholder acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Notes or the Options. Each Noteholder agrees that neither it nor its respective controlling persons, officers, directors, partners, agents, or employees of any Noteholder shall be liable to any other Noteholder for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Notes or Options.

30.                               DEFINITIONS AND INTERPRETATION

Definitions

30.1                        In this Deed, and all documents issued under or pursuant to this Deed, the following definitions apply unless the context otherwise requires:

Acceleration Event has the meaning given in clause 10.3;

Additional Shares has the meaning set out in clause 7.12;

Affiliate means any corporation or other legal entity that directly or indirectly controls, is controlled by, or is under common control with a Noteholder to the extent of at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors;

Aggregate Consideration has the meaning set out in clause 7.8;

Alternative Stock Exchange means at any time, in the case of the Shares, any stock exchange or securities market on which the Shares are then listed or quoted or dealt in other than the ASX;

applicable laws means the applicable laws of any relevant jurisdiction, including but not limited to Delaware General Corporation Law, the Corporations Act, the Securities Act, the

Securities Exchange Act, the ASX Listing Rules or rules of any other Relevant Stock Exchange, anti-bribery laws and any other relevant foreign laws and policies;

ASIC means the Australian Securities and Investments Commission;

Assignee has the meaning set out in clause 29.3;

ASX means ASX Limited ACN 008 624 691 or the market it operates as the context requires;

ASX Listing Rules means the official listing rules of ASX;

ASX Settlement Operating Rules means the settlement rules of the settlement facility provided by ASX Settlement Pty Ltd ABN 49 008 504 532;

Australia means the Commonwealth of Australia;

Australian Dollars or A$ means the lawful currency of Australia;

Authorisation means:

(a)                                                         any consent, authorisation, registration, filing, lodgement, agreement, notarisation, certificate, permission, licence, approval, authority or exemption from, by or with a Government Agency or third party; or

(b)                                                         in relation to anything which will be fully or partly prohibited or restricted by law if a Government Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action;

Automatic Acceleration has the meaning given in clause 10.3;

Board means the board of directors of the Company from time to time;

Business Day means a day on which banks are open for business in Delaware, United States of America, Sydney, Australia and Hong Kong (excluding a Saturday, Sunday or public holiday);

Calculation Date means each 12 month anniversary of the Subscription Date on or before the Maturity Date, and if that day is not a Business Day, the next Business Day;

Cash Settlement Amount means the number of CDIs which would have been issued to the Noteholder on Conversion multiplied by the average daily VWAP of the CDIs during the 20 Trading Days after receipt of the Conversion Notice (or where CDIs are no longer quoted on ASX, the number of Shares which would have been issued to the Noteholder on Conversion multiplied by the average daily VWAP of the Company’s Shares as traded on any Relevant Stock Exchange for a period of 20 consecutive Trading Days after receipt of the Conversion Notice), provided that if a Change of Control Event is announced or has been proposed or is underway at any time during such period, the Noteholders may elect that the notional price per Share or CDI (as relevant) implied in the price paid or to be paid in such Change of Control Event shall be used rather than an average daily VWAP;

CDI means a CHESS Depositary Interest in one-tenth of a Share;

CDN means CHESS Depositary Nominees Pty Limited, a wholly owned subsidiary of ASX, which acts as the depositary nominee in respect of CDIs;

CHESS Depository Interest means a security interest as defined in the ASX Settlement Operating Rules;

CE Mark application means the formal application to a notified body of the six month clinical data and all other essential information, including preclinical data set, risk analysis, manufacturing instructions and quality control records, for a medical device that would allow the notified body to evaluate the device under the European Medical Device Directive for commercial sales in the European Union. An application may be submitted in modules, but is not considered complete until the final module has been submitted;

CE Mark Approval means the receipt from a notified body of a declaration of conformity of a medical device with the European Medical Device Directive, enabling commercial sales of the medical device in the European Union;

CE Mark Approval Event means receipt by the Company, or a licensee or assignee of the Company, as the case may be, of CE Mark Approval in relation to the Fantom product;

Certificate means (a) a Note certificate in the form set out in Schedule 5 issued to a Noteholder in accordance with clause 3 of this Deed (Note Certificate), (b) an Option certificate in the form set out in Schedule 5 issued to a Noteholder in accordance with clause 3 of this Deed (Option Certificate) or (c) either or both of them, as the context requires;

Change of Control Event means any person or group of persons acting in concert gains direct or indirect control of the Company.  For the purposes of this definition:

(a)                                                         “control” of the Company means:

(i)                                                             the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)                               cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of Securityholders of the Company;

(B)                               appoint or remove all, or the majority, of the directors or other equivalent officers of the Company; or

(C)                               give directions with respect to the operating and financial policies of the Company with which the directors or other equivalent officers of the Company are obliged to comply;

(ii)                                                          the holding legally or beneficially of more than 50% of the issued share capital of the Company (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); and

(b)                                                         “acting in concert” means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Company by any of them, either directly or indirectly, to obtain or consolidate control of the Company.

Commitment means in relation to each Noteholder, the value of Notes listed against its name in Schedule 1;

Competitor means a party engaged in the sale, distribution and/or development of interventional coronary products, including but not limited to Medtronic, Inc., Boston Scientific Corporation, Abbott Laboratories, Johnson & Johnson Corporation, Biosensors, Inc. and Elixir Medical Corporation, and each of their respective parents, subsidiaries, affiliates, successors and assigns.

Company Affiliate has the meaning set out in clause 12.2.17;

Conditions Precedent has the meaning given to it in clause 1.8;

Confidential Information means non-public information relating to the other parties provided by or on behalf of, or obtained from the other parties (or its officers, employees or agents) and includes:

(a)                                                         all trade secrets, ideas, concepts, know-how, technology, operating procedures, processes, knowledge and other information of any kind which is not in the public domain;

(b)                                                         all notes and reports incorporating or derived from information referred to in paragraph (a) above; and

(c)                                                          all copies of the information, notes and reports referred to in paragraphs (a) and (b) above;

Conversion means the conversion of the Notes into Shares (and the subsequent issue of CDIs) pursuant to clauses 6.9 to 6.13 (inclusive) of this Deed and Convert has a corresponding meaning;

Conversion Date has the meaning set out in clause 6.11;

Conversion Notice means a notice in the form of Schedule 6;

Conversion Period means the period commencing one Business Day after the Subscription Date and ending on the Maturity Date;

Conversion Price means, in respect of a Note, A$2.50 for each Note (equating to A$0.25 per CDI ultimately issued), as adjusted pursuant to clause 7 of this Deed;

Convertible Securities has the meaning given in clause 7.9.1;

Corporations Act means Corporations Act 2001 (Cth);

Current Market Price means, in respect of a Share at a particular date, 10 times the arithmetic average of the VWAP of a CDI for each day during the five consecutive Trading Days ending on the Trading Day immediately preceding such date provided that:

(a)                                                         if at any time during the said five Trading Day period the VWAP will have been based on a price ex-Dividend (or ex-any other entitlement) and during some other part of that period the VWAP will have been based on a price cum-Dividend (or cum-any other entitlement), then:

(i)                                                             if the CDIs to be issued or transferred and delivered do not rank for the Dividend (or entitlement) in question, the VWAP on the dates on which the CDIs will have been based on a price cum-Dividend (or cum- any other entitlement) will for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per CDI as at the date of first public announcement of such Dividend (or entitlement), in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit; or

(ii)                                                          if the CDIs to be issued or transferred and delivered do rank for the Dividend (or entitlement) in question, the VWAP on the dates on which the CDIs will have been based on a price ex-Dividend (or ex- any other entitlement) will for the purpose of this definition be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such Dividend or entitlement per CDI as at the date of first public announcement of such Dividend (or entitlement), in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit;

(b)                                                         if on each of the said five Trading Days the VWAP will have been based on a price cum-Dividend (or cum- any other entitlement) in respect of a Dividend (or other entitlement) which has been declared or announced but the CDIs to be issued or transferred and delivered do not rank for that Dividend (or other entitlement) the VWAP on each of those dates will for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or other entitlement per CDI as at the date of the first public announcement of such Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit;

(c)                                                          if the VWAP of a CDI is not available on one or more of the said five Trading Days (disregarding for this purpose the proviso to the definition of VWAP), then the average of such VWAPs which are available in that five Trading Day period will be used (subject to a minimum of two such prices) and if only one, or no, such VWAP is available in the relevant period, the Current Market Price will be determined in good faith by a Financial Advisor; and

(d)                                                         if CDIs are not, during that period, listed on the ASX but Shares or some alternative security referable to the value of Shares are listed on a Relevant Stock Exchange, then it shall mean the VWAP of a Share (or equivalent number of alternative securities as equal a Share) on those Trading Days on the Relevant Stock Exchange provided that if such price is not in Australian Dollars, it shall be converted into Australian Dollars at the Prevailing Rate.

Declaration of Acceleration has the meaning given in clause 10.2;

Deed means this convertible note deed;

Delaware Courts has the meaning set out in clause 29.17;

Determinate Date has the meaning given in clause 11.7;

Dividend means any dividend or distribution to Securityholders whether of cash, assets or other property, and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to Securityholders upon or in connection with a reduction in capital (and for these purposes a distribution of assets includes without limitation an issue of CDIs, or other Securities credited as fully or partly paid up by way of capitalisation of profits or reserves);

Effective Price has the meaning set out in clause 7.12;

Employee Incentive Scheme means the 2010 Equity Incentive Plan (as amended on 15 March 2014) and the 2001 Equity Incentive Plan in the form disclosed to the Noteholders prior to the date of this Deed or as otherwise amended with the consent of the Majority of Noteholders;

Event of Default has the meaning given in clause 10.1;

Excluded Tax means a Tax imposed by a jurisdiction on the overall net income of a Noteholder;

Exercise Price has the meaning given to such term in Schedule 2;

Face Value has the meaning given to such term in clause 1.2.1;

Fair Market Value means with respect to any property on any date, the fair market value of that property as determined in good faith by a Financial Advisor provided that (i) the Fair Market Value of any cash amount will be the amount of such cash provided that amounts declared or paid or payable in other currencies are to be translated into the Relevant Currency at the rate of exchange used to determine the amount payable to Securityholders who were paid or are to be paid or are entitled to be paid such cash, or where such rate of exchange is not publicly available information, at the Prevailing Rate on that date; (ii) where Securities, options, warrants or other rights are publicly traded in a market of adequate liquidity (as determined by a Financial Advisor), the fair market value (a) of such Securities will equal the arithmetic mean of the daily VWAP of such Securities and (b) of such options, warrants or other rights will equal the arithmetic mean of the daily closing prices of such options, warrants or other rights, in the case of both (a) and (b) during the period of five Trading Days on the relevant market commencing on such date (or, if later, the first such Trading Day such Securities, options, warrants or other rights are publicly traded); (iii) where Securities, options, warrants or other rights are not publicly traded, the Fair Market Value of such Securities, options, warrants or other rights will be determined in good faith by a Financial Advisor, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per CDI, the dividend yield of a CDI, the volatility of such market price, prevailing interest rates and the terms of such Securities, options, warrants or other rights, including as to the expiry date and exercise price (if any) thereof; and (iv) in the case of (i) and (ii) above of this definition disregarding any withholding or deduction required to be made on account of tax and any associated tax credit;

Fantom means the Company’s bioresorbable drug-eluting coronary scaffold, comprising a unibody design and the Company’s proprietary polymer formulation for use in patients under a Fantom clinical protocol (or any amendments to such protocol) or a Fantom commercial label (or any amendment to such label);

Finance Debt means, in relation to a person, the indebtedness, present or future, actual or contingent, of that person in respect of moneys borrowed or raised or any financial accommodation whatever (whether subordinated or not), including:

(a)                                                         any amount payable by such person under a Finance Lease;

(b)                                                         indebtedness created, issued or assumed by such person:

(i)                                                             for or in respect of moneys borrowed or raised;

(ii)                                                          evidenced by bonds, debentures, notes (including convertible notes) or similar instruments; or

(iii)                                                       in connection with the taking of deposits;

(c)                                                          any swap, hedge arrangement, option, forward sale or purchase or repurchase agreement, cap, collar, floor, forward rate agreement, arbitrage transaction, futures contract or any other treasury or analogous transaction (whether or not constituting a combination or variation of any of the foregoing);

(d)                                                         indebtedness created, incurred, issued or assumed by such person for the deferred purchase price of property or services (other than any such indebtedness which consists of trade accounts payable arising in the ordinary course of business and on terms requiring payment in full within no more than 120 days so long as such indebtedness is discharged in accordance with such terms);

(e)                                                          obligations of such person under or in respect of:

(i)                                                             letters of credit, performance bonds, undertakings or guarantees, bid bonds, banker’s undertakings, insurance bonds or similar instruments issued to or for the account of such person;

(ii)                                                          discounting arrangements or trade facilities (to the extent that accommodation has been provided or extended under such arrangements or facilities); or

(iii)                                                       drafts, bills, promissory notes, debentures or other financial instruments (negotiable or otherwise) (other than reliquefication bills drawn by the person where the person has an indemnity in respect thereof from a financier endorsing or accepting the same);

(f)                                                           par value, premium and dividend (whether or not declared, and whether or not there are sufficient profits or other moneys for payment) of or on any redeemable or repurchaseable share or stock; or

(g)                                                          any obligations to deliver property or services which are paid for in advance by a financier or which are delivered in advance in connection with any financing transaction.

A person will be taken to have incurred Finance Debt if that person has given a Guarantee of any Finance Debt. The amount of the liability of the person under any Guarantee will equal the amount of the Finance Debt supported or secured by that Guarantee.

Rollovers under a facility (including changes in the kind of Finance Debt where the facility so permits or provides) will be taken not to be the incurring by a person of Finance Debt except to the extent that it results in an increase in the principal amount outstanding of such Finance Debt;

Finance Lease means a lease which effectively transfers from the lessor to the lessee substantially all the risks and benefits incident to ownership of the leased property, without transferring the legal ownership;

Financial Advisor means an independent investment bank of international repute appointed by the Company and if the Company fails to do so within 5 Business Days, appointed by the Noteholder at the expense of the Company;

Government Agency means a government or any governmental, semi-governmental, legislative, administrative, fiscal, quasi-judicial or judicial entity, authority, department or other body (including any self-regulatory organisation established under statute);

Government Official has the meaning set out in clause 12.2.17;

Group means the Company and each of its Subsidiaries from time to time;

Guarantee means any guarantee, indemnity, legally binding letter of comfort or suretyship. It includes any other obligation or irrevocable offer (whatever called and of whatever nature):

(a)                                                         to pay or to purchase;

(b)                                                         to provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets, rights or services, or otherwise) for the payment or discharge of;

(c)                                                          to indemnify against the consequences of default in the payment of; or

(d)                                                         to be responsible otherwise for,

an obligation or debt of another person, a dividend, distribution, capital or premium on shares or other interests, or the solvency or financial condition of another person;

Immediately Available Funds means cash, bank cheque or telegraphic or other electronic means of transfer of cleared funds into a bank account in clear funds without deduction, set-off or counterclaim unless expressly authorised by the terms of this Deed;

Incorrect Recovery has the meaning given in clause 11.7.2;

Insolvency Event means the occurrence of any one or more of the following events in relation to any person:

(a)                                                         other than for the purpose of effecting a voluntary winding up or liquidation of a solvent but dormant company (other than the Company), an application is made to a court for an order, proceedings are commenced, or an order is made, that it be wound up, declared bankrupt or that a provisional liquidator or receiver or receiver and manager be appointed, provided that if the Noteholders by Resolution are satisfied (acting reasonably) that the application or proceedings are frivolous or vexatious, they have not been withdrawn, struck out or dismissed within 20 Business Days of it being made;

(b)                                                         a liquidator or provisional liquidator is appointed other than for the purpose of effecting a voluntary winding up or liquidation of a solvent but dormant company (other than the Company);

(c)                                                          a receiver or similar officer is appointed to it or any of its assets;

(d)                                                         it enters into an arrangement or composition with one or more of its creditors, or an assignment for the benefit of one or more of its creditors, in each case other than to carry out a reconstruction or amalgamation while solvent with the consent of the Majority of Noteholders (such consent not to be unreasonably withheld);

(e)                                                          it proposes or a resolution is passed or proposed in a notice of meeting for a winding-up, liquidation, dissolution or reorganisation, moratorium, deed of company arrangement or other administration involving one or more of its creditors other than for the purpose of effecting a voluntary winding up or liquidation of a solvent but dormant company (other than the Company);

(f)                                                           it is insolvent as disclosed in its accounts or otherwise states that it is insolvent, is presumed to be insolvent under an applicable law or otherwise is, or states that it is, unable to pay all its debts as and when they become due and payable;

(g)                                                          any distress or execution is levied against it or any of its assets;

(h)                                                         any Security Interest granted by the relevant person becomes enforceable over any of its assets;

(i)                                                             it ceases to carry on or suspends business or threatens to do so (other than as a result of a voluntary winding up or liquidation of a solvent but dormant company (other than the Company));

(j)                                                            it disposes of all or a substantial part of its assets or threatens to do so;

(k)                                                         it fails to comply with any final judgment or order made by a court of competent jurisdiction;

(l)                                                             any expropriation, compulsory acquisition or order of a Government Agency relating to the sale, vesting or divesting of all or any material part of its assets, or any Government Agency threatens to do so, or any analogous event or circumstance occurs under the laws of any jurisdiction;

Intellectual Property means:

(a)                                                         any patents, patent applications, trademarks, trade names, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests whether registered or unregistered; and

(b)                                                         the benefit of all applications and rights to use such assets of any member of the Group;

Key Asset means Intellectual Property owned by the Group, licensed to a member of the Group or licensed by a member of the Group for use by third parties in each case in connection with Fantom or utilized for coronary stenting;

Key Management means each of Robert Stockman and Robert Schulz;

Lock-Up Agreement means an agreement substantially in the form set forth in Schedule 7, providing that each person who is Key Management will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, file a registration statement with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests) any shares or CDIs of the Company or any securities that are convertible into or exchangeable for, or that represent the right receive any shares or CDIs of the Company;

Majority of Noteholders means Noteholders by Resolution;

Material Adverse Effect means one or more events or occurrences or matters individually or in aggregate that has or could reasonably be expected to have a material adverse effect on:

(a)                                                         the condition (financial or otherwise), prospects, business, assets or operations of the Group;

(b)                                                         the ability of the Company to perform any of its obligations under this Deed;

(c)                                                          the rights of or benefits available to the Noteholders under this Deed; or

(d)                                                         the validity, priority or enforceability of this Deed;

Maturity Date means 60 months from the Subscription Date unless in the case of a Note, the Note has been previously redeemed or Converted in accordance with this Deed;

Meeting Procedures means the meeting procedures set out in Schedule 3;

Milestone Event means full enrolment in a clinical study of the Company’s Fantom product of all patients needed to provide the data for a CE Mark application;

Money Laundering Laws has the meaning set out in clause 12.2.18;

NASDAQ means The NASDAQ OMX Group or a market it operates as the context requires;

Note means the unsecured convertible loan notes to be issued by the Company under this Deed, convertible into Shares (in respect of which CDIs will be issued to the Noteholder), with the rights described in this Deed, title to which is recorded in and evidenced by an inscription in the Note Register;

Note Allocation means in relation to each Noteholder, the number of Notes equal to each Noteholder’s Commitment divided by the Face Value per Note;

Note and Option Application Form means the application form for Notes and attaching Options accompanying the Prospectus;

Noteholder means each Noteholder who holds Notes or has the right to be issued Notes from time to time, being each person set out in Schedule 1 and any permitted successor or assign;

Noteholder’s Proportional Share has the meaning given in clause 11.5.1;

Official Quotation means admitted to trading on the ASX;

Open Date means the date on which the offer of Notes and Options opens under the Prospectus, which is to be no later than five Business Days after the date of receipt of Securityholder Approval unless otherwise agreed between the Company and the Noteholders;

Options means the Options to be issued under this Deed with the terms and conditions set out in Schedule 2;

Option Allocation means, in relation to each Noteholder, the number of Options listed against its name in Schedule 1;

Optional Redemption Date has the meaning set out in clause 6.3;

Optional Redemption Notice has the meaning set out in clause 6.3;

Optionholder means each Optionholder set out in Schedule 1 and any permitted successor or assign;

Payee has the meaning set out in clause 28.2;

Permitted Acquisition means any acquisition of assets:

(a)                                                         in the ordinary course of day-to-day trading and which is on arm’s length terms;

(b)                                                         by any wholly owned member of the Group to any other member of the Group that is a direct or indirect Subsidiary of the Company;

(c)                                                          (other than shares or businesses) in exchange for other assets necessary for the business of the Group; or

(d)                                                         otherwise where the net cost of all such acquisitions do not exceed US$2,000,000 (or its equivalent in any currency) in aggregate at any time prior to the Maturity Date;

Permitted Debt means:

(a)                                                         any Finance Debt in connection with this Deed (provided that the principal amount of Notes on issue is not increased without the consent of the Majority of Noteholders);

(b)                                                         any Finance Debt up to an aggregate amount of US$10,000,000 at any time outstanding;

(c)                                                          any Finance Debt owed by any member of the Group to any other wholly owned member of the Group that is a direct or indirect Subsidiary of the Company;

(d)                                                         any Finance Debt in respect of hedging in the ordinary course of trading and not for speculative or investment purposes; and

(e)                                                          any other Finance Debt approved by the Majority of Noteholders,

provided that any such Finance Debt must in all cases be subordinated to the Notes and any other Finance Debt in connection with this Deed, unless otherwise agreed by the Majority of Noteholders;

Permitted Disposal means any sale, lease, licence or disposal:

(a)                                                         in the ordinary course of day-to-day trading and which is on arm’s length terms;

(b)                                                         from any member of the Group to any other wholly owned member of the Group that is a direct or indirect Subsidiary of the Company;

(c)                                                          of obsolete or redundant fixed assets; or

(d)                                                         of tangible assets (other than shares or businesses) in exchange for other assets reasonably comparable or superior as to type or quality or other capital assets necessary for the core business of the Company;

Permitted Security means:

(a)                                                         any Security Interest existing at the date of this Deed provided that it has been disclosed in writing to each Noteholder before the date of this Deed;

(b)                                                         any lien or charge arising by operation of law and in the ordinary course of trading provided that it has not arisen as a result of any default or omission by any member of the Group and that the debt it secures is either paid when due or is being contested in good faith by appropriate proceedings (where the Group has provisioned relevant amount against the event that a legally binding determination is made that payment is required);

(c)                                                          any lien for:

(i)                                                             rates, duties or fees of any kind payable to a Government Agency; or

(ii)                                                          money payable for work performed by suppliers, mechanics, workmen, repairmen or employees and, in each case, arising in the ordinary course of business, provided that it has not arisen as a result of any default or omission by any member of the Group and that the debt it secures is either not yet due or is being contested in good faith by appropriate proceedings (where the Group has provisioned the relevant amount against the event that a legally binding determination is made that payment is required);

(d)                                                         any Security Interest arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to the Company in the ordinary course of trading and on the supplier’s standard or usual terms and, unless disputed in good faith (where the Group has provisioned the relevant amount against the event that a legally binding determination is made that payment is required), not arising as a result of any default or omission by the Group or continuing for a period of more than 60 days;

(e)                                                          any Security Interest arising as a result of legal proceedings and discharged within 30 days or otherwise contested in good faith (where the Group has provisioned the relevant amount against the event that a legally binding determination is made that payment is required) and not otherwise constituting an Event of Default;

(f)                                                           any Security Interest over any rental deposits in respect of any property leased or licensed by the Company in respect of amounts representing not more than twelve months’ rent for that property;

(g)                                                          any Security Interest over documents of title and goods as part of a documentary credit transaction entered into in the ordinary course of business;

(h)                                                         any Security Interest over bank accounts or retention rights in favour of the account holding bank and granted as part of that financial institution’s standard terms and conditions provided that the financial institution has not provided any Finance Debt to any member of the Group; and

(i)                                                             any other Security Interest created or granted with the consent of the Majority of Noteholders;

Permitted Transaction means a transaction undertaken in connection with a Change of Control Event, outside of any process or event in connection with an Insolvency Event or available under the laws of bankruptcy or insolvency in any jurisdiction, that is constituted by a public offer or announcement by a person to acquire, by way of tender offer, merger, takeover offer, scheme of arrangement or equivalent in any other jurisdiction, more than 50% of the Shares of the Company then on issue in circumstances where no Event of Default is then continuing or would arise as a result of its implementation and either:

(a)                                                         the Company shall survive such transaction and all of the business and assets of the Group will continue to be owned by the Group in the same or greater percentage following the consummation of such event; or

(b)                                                         the Noteholders are satisfied (acting reasonably) that all of their rights and entitlements under the Transaction Documents, the Notes and the Options shall not be materially prejudiced by the consummation of such event;

Potential Event of Default means anything which with notice, time or both is reasonably likely to become an Event of Default;

Prevailing Rate means in respect of any day, the spot rate of exchange between the relevant currencies prevailing as at or about 12.00 noon (Sydney time) on that date as appearing on the relevant page on Bloomberg or such other information service provider that displays the relevant information, or if such rate cannot be determined on that day, the rate prevailing as at or about 12.00 noon (Sydney time) on the immediately preceding day on which such rate can be so determined.

Principal Outstanding means, in respect of a Note on any date, the Face Value of that Note;

Prospectus means the prospectus to be issued by the Company in a form agreed by the Noteholders, which will include an offer to the Noteholders of Notes and Options as contemplated by this Deed, and comply with Chapter 6D of the Corporations Act;

Qualifying Dilutive Issue has the meaning set out in clause 7.6;

Redemption Amount means, for each Note, 100% of the Face Value plus any accrued, but unpaid, interest to (but excluding) the date of redemption with such interest accruing at the rate set out in clause 18;

Register means (a) the register of Noteholders to be kept under clause 4.1 (Note Register), (b) the register of Optionholders to be kept under clause 4.3 (Option Register) or (c) either or both of them, as the context requires;

Registration Rights Agreement means an Amended and Restated Investors’ Rights Agreement between the Company, each Noteholder and each Investor that is a party to the existing Amended and Restated Investors’ Rights Agreement with the Company dated 16 December 2010, substantially in the form set forth in Schedule 8, which provides each Noteholder with the right to require the Company to file a registration statement with the SEC in respect of any securities in the Company held by each such Noteholder to facilitate the sale of such securities on the same basis, and in the same circumstances, as each of the Investors that are a party to the existing Amended and Restated Investors’ Rights Agreement.

Relevant Currency means Australian Dollars or, if at the relevant time or for the purposes of the relevant calculation or determination, the ASX is not the Relevant Stock Exchange, the currency in which the Shares are quoted or traded on the Relevant Stock Exchange;

Relevant Event means any Milestone Event, CE Mark Approval Event or Change of Control Event which occurs prior to the Maturity Date;

Relevant Stock Exchange means the ASX or the Alternative Stock Exchange, if any;

Repeating Representations means each of the representations set out in clauses 12.2.1, 12.2.2, 12.2.3, 12.2.4, 12.2.5, 12.2.6, 12.2.8, 12.2.11, 12.2.12, 12.2.15, 12.2.17, 12.2.18, 12.2.19, 12.2.21, 12.2.22 and 12.2.23;

Resolution means:

(c)                                                          a resolution of Noteholders adopted at a meeting of Noteholders by at least 66 2/3% of the votes cast in respect of that resolution; or

(d)                                                         resolution of Noteholders made in writing under paragraph 12 of the Meeting Procedures and signed by Noteholders holding Notes that represent at least 66 2/3% of the outstanding principal face value amount of the outstanding principal face value amount of all outstanding Notes;

SEC means the Securities and Exchange Commission of the United States;

Securities means any securities including, without limitation, Shares, CDIs, options, warrants or other rights to subscribe for or purchase or acquire Shares or CDIs;

Securities Act means the U.S. Securities Act of 1933, as amended;

Securities Exchange Act means the U.S. Securities Exchange Act of 1934, as amended;

Security Interest includes any mortgage, pledge, lien or charge, any security or preferential interest or arrangement of any kind or anything which gives a creditor priority to other creditors with respect to any asset. It includes any title retention, sale and leaseback, Finance Lease, sale and repurchase, deferred purchase arrangement and the discounting and factoring of receivables on recourse terms, deposit by way of security, arrangement for the combination of accounts or set-off or any other preferential arrangement with a creditor or arrangement or transaction for the purposes of raising debt or financing an asset;

Securityholders means the holders of Shares or CDIs of the Company from time to time. References to any issue or offer or grant to Securityholders “as a class” or “by way of rights” will be taken to be references to an issue or offer or grant to all or substantially all Securityholders, other than Securityholders to whom, by reason of the laws of any territory or requirements of any recognized regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant;

Securityholder Approval means the approval required to be obtained under ASX Listing Rule 7.1 by the Company from its Securityholders to permit the issue of the Notes and Options which are proposed to be granted to Noteholders under this Deed;

Share means a share of common stock in the capital of the Company;

Sharing Party has the meaning given in clause 11.7.2;

Sharing Payment has the meaning given in clause 11.7.2.1;

Share Purchase Plan means a plan providing for the offer of CDIs to existing Securityholders of the Company resident in Australia and New Zealand to issue CDIs having a value (calculated based on the VWAP of CDIs over the 20 Trading Days prior to the date of the offer) of no more than A$3 million and a price per CDI that is at least 80% of the VWAP of CDIs over the 20 Trading Days prior to the offer;

Shortfall has the meaning set out in clause 11.7.3.1;

Subscription Amount means in relation to each Noteholder, the Face Value multiplied by that Noteholder’s Note Allocation;

Subscription Date means the date five Business Days after the Open Date;

Subsidiary has the meaning given in the Corporations Act, but as if body corporate includes any entity. It also includes an entity required by current accounting practice to be included in the consolidated annual financial statements of that entity or would be required if that entity were a corporation;

Sunset Date has the meaning given in clause 1.9;

Tax includes any tax, duty, levy, impost, deduction, charge, rate, compulsory loan or withholding which is levied or imposed by a Government Agency, and any related interest, penalty, charge, fee or other amount;

Total Commitment means US$25,000,000;

Trading Day means a day determined by ASX to be a trading day in accordance with the ASX Listing Rules, or alternatively, in relation to any Share or security listed on an Alternative Stock Exchange, a day determined to be a trading day in accordance with the rules of that Alternative Stock Exchange;

Transaction Document means this Deed, each Lock-Up Agreement with each member of Key Management, the Registration Rights Agreement and any other document designated in writing as such by the Majority of Noteholders and the Company.

Unanimous Resolution means:

(a)                                                         a resolution of Noteholders adopted at a meeting of Noteholders by all of the votes cast in respect of that resolution; or

(b)                                                         a resolution of Noteholders made in writing under paragraph 12 of the Meeting Procedures and signed by Noteholders holding Notes that represent 100% of the outstanding principal face value amount of the outstanding principal face value amount of all outstanding Notes;

United States means the United States of America;

US Dollars and US$ means the lawful currency of the United States;

U.S. Persons has the meaning set out in clause 12.1.8; and

VWAP means, in respect of a CDI or Share on any Trading Day or series of Trading Days, the volume-weighted average price of a CDI or Share published by or derived from (in the case of a Share) ASX or any Alternative Listing or otherwise determined by a Financial Advisor, provided that if on any such Trading Day where such price is not available or cannot otherwise be determined as provided above, the VWAP in respect of such Trading Day will be the VWAP, determined as provided above, on the immediately preceding Trading Day on which the same can be so determined.

Interpretation

30.2                        In the interpretation of this Deed, the following provisions apply unless the context otherwise requires:

30.2.1                                      Words and phrases used in this Deed that have a defined or accepted meaning in the Corporations Act have that meaning in this Deed.

30.2.2                                      Headings are inserted for convenience only and do not affect the interpretation of this Deed.

30.2.3                                      If the day on which any act, matter or thing is to be done under this Deed is not a Business Day, the act, matter or thing must be done on the next Business Day.

30.2.4                                      A reference in this Deed to Australian Dollars, Australian dollars or A$ means the lawful currency of Australia.

30.2.5                                      A reference in this Deed to US Dollars, US dollars, US$ or $ means the lawful currency of the United States and all amounts payable under this Deed are payable in US Dollars.

30.2.6                                      A reference in this Deed to any law, legislation or legislative provision includes any statutory modification, amendment or re-enactment, and any subordinate legislation or regulations issued under that legislation or legislative provision.

30.2.7                                      A reference in this Deed to any agreement or agreement is to that agreement or agreement as amended, novated, supplemented or replaced.

30.2.8                                      A reference to a clause, part, schedule or attachment is a reference to a clause, part, schedule or attachment of or to this Deed.

30.2.9                                      An expression importing a natural person includes any company, trust, partnership, joint venture, association, body corporate or governmental agency.

30.2.10                               Where a word or phrase is given a defined meaning, another part of speech or other grammatical form in respect of that word or phrase has a corresponding meaning.

30.2.11                               A word which denotes the singular also denotes the plural, a word which denotes the plural also denotes the singular.

30.2.12                               A word that is gender neutral or gender specific includes each gender.

30.2.13                               A reference to the word ‘include’ or ‘including’ is to be construed without limitation.

30.2.14                               Any schedules and attachments form part of this Deed.

30.2.15                               A reference to any person includes that person successors and permitted assigns and permitted transferees.

30.2.16                               An Event of Default is “continuing” if it has not been remedied to the satisfaction of the Majority of Noteholders or waived in writing.

EXECUTION

Executed as a Deed

Date:

Executed by REVA Medical, Inc. by its duly authorised officers:

Signature of authorised officer	Signature of authorised officer

Name of authorised officer (print)	Name of authorised officer (print)

Executed by Goldman Sachs International by its duly authorised officer:

Signature of authorised officer

Name of authorised officer (print)

Executed by Senrigan Master Fund by its duly authorised officer:

Signature of authorised officer

Name of authorised officer (print)

SCHEDULE 1:  NOTEHOLDERS AND OPTIONHOLDERS

Name of Noteholder and Optionholder	Address (including facsimile and email address)	Commitment		Note Allocation	Option Allocation
Goldman Sachs International	Registered Address: Peterborough Court 133 Fleet Street London EC4A 2BB, UK Postal Address: c/o Goldman Sachs (Asia) L.L.C. 68th Floor, Cheung Kong Center 2 Queen’s Road Central Hong Kong Attention: HK Loan Operations Facsimile: (852) 2233 5619 Email: ficc-lstops-hk@gs.com	US$	12,500,000	125	4,375,000

Senrigan Master Fund	Registered Address: PO Box 309, Ugland House Grand Cayman KY1-1104 Cayman Islands Postal Address: c/o Senrigan Capital Group Limited 11/F, LHT Tower 31 Queen’s Road Central Hong Kong Attention: Chris Nash Facismile: (852) 3196 3100 Email: chris.nash@senrigancapital.com, operations@senrigancapital.com	US$	12,500,000	125	4,375,000

Total		US$	25,000,000	250	8,750,000

SCHEDULE 2:  OPTION TERMS

1.                                      TERMS AND CONDITIONS OF THE OPTIONS

1.1                               The Options may be exercised at any time after the Subscription Date until they expire in accordance with paragraph 1.2 of this Schedule 2.

1.2                               The Options will automatically lapse at 5.00pm (Delaware time) on the Maturity Date.

1.3                               Each Option confers the right to subscribe for one Share upon the payment of the exercise price (Exercise Price) of:

1.3.1                                             A$2.50 (translated into US Dollars at the Prevailing Rate on the Subscription Date) where the Option is exercised after the Subscription Date and before a Milestone Event has occurred, or

1.3.2                                             A$3.00 (translated into US Dollars at the Prevailing Rate on the Subscription Date) where the Option is exercised after a Milestone Event has occurred.

1.4                               There are no participating rights or entitlements inherent in the Options and Optionholders will not be entitled to participate in new issues of capital that may be offered to Securityholders (except upon exercise of the Options).

1.5                               In the event of any re-organisation (including reconstruction, consolidation, subdivision, reduction or return of capital) of the issued capital of the Company, the Options will be re-organised as required by the ASX Listing Rules.

1.6                               If there is a bonus issue to the holders of CDIs, the number of CDIs representing Shares over which an Option is exercisable will be increased by the number of CDIs which the Optionholder would have received if they had exercised their Options before the record date for the bonus issue.

1.7                               In the event the Company proceeds with a pro rata issue (except a bonus issue) of securities to Securityholders after the date of issue of the Options, the Exercise Price for the Option will be reduced in accordance with the formula set out in ASX Listing Rule 6.22.2.

1.8                               The Options will not be quoted on ASX or on any other securities exchange.

1.9                               Shares and CDIs issued pursuant to an exercise of the Options will rank, from the date of issue, equally with the existing Shares and CDIs of the Company in all respects.

1.10                        The Company will make an application to have those CDIs issued pursuant to an exercise of the Options listed for official quotation by ASX.

1.11                        The Options will be exercisable by the delivery to the registered office of the Company of a notice in writing stating the intention of the Optionholder to exercise all or a specified number of the Options held by them (Exercise Notice) accompanied by the Option Certificate and payment to the Company of the relevant Exercise Price. An exercise of only some of the Options will not affect the rights of the Optionholder to the balance of the Options held by them.

1.12                        Immediately after receipt by the Company of a valid Exercise Notice and payment of the Exercise Price in Immediately Available Funds (and in any event no later than two Business Days thereafter), the Company must:

1.12.1                                      allot and issue to CDN the number of fully paid Shares equal to the number of the Options which have been exercised;

1.12.2                                      procure that CDN allots and issues to the Optionholder the number of CDIs representing the Shares issued to CDN under paragraph 1.12.1 (which, at the date of this Deed, is 10 CDIs per Share);

1.12.3                                      enter CDN into the Company’s register of members as the holder of the relevant number of Shares and procure that CDN enters the Optionholder into the register of CDI holders as the holder of the relevant number of CDIs;

1.12.4                                      deliver to the Optionholder (or procure the delivery of) a holding statement showing the Optionholder as the holder of the relevant number of CDIs;

1.12.5                                      apply for and use its reasonable efforts to obtain Official Quotation of the relevant number of CDIs on ASX as soon as practicable on such terms and conditions as are usual for quotation of securities on ASX; and

1.12.6                                      notwithstanding the issue of the Prospectus, to the extent that any action is required to be taken in order to facilitate the on-sale of Shares or CDIs by the Optionholder, to take such action (including, where required, issuing a further prospectus, cleansing notice or disclosure document in respect of the Shares or CDIs) to ensure that such Shares or CDIs will at all times be freely tradeable on the ASX.

1.13                        An Optionholder will be entitled to convert any CDIs received on exercise of an Option into Shares at any time pursuant to clause 24 of the Deed.

1.14                        If, at the time of exercise of any Option, CDIs are no longer quoted on ASX, then on exercise of the Option the Company must (except as otherwise agreed in writing with the relevant Optionholder) issue directly to the Optionholder the number of Shares over which the Option is exercisable and must procure that those Shares are listed for trading on any securities exchange on which any of the Company’s Shares are tradeable.

1.15                        The rights of the Optionholders and the obligations of the Company in relation to the Options are separate and independent of the Deed. They will survive the termination of the Deed and will be unaffected by any redemption, Conversion or other event in respect of the Notes.

1.16                        At any time while Company is listed on an Alternative Stock Exchange, an Optionholder may elect by notice in writing to the Company for the Options to be exercisable directly into the form of securities listed on that Alternative Stock Exchange, in which case, on exercise of the Option the Company must (except as otherwise agreed in writing with the relevant Optionholder) issue directly to the Optionholder the number of securities as are equivalent to the number of Shares over which the Option is exercisable and must procure that those securities are listed for trading on that Alternative Stock Exchange.

1.17                        The terms of this schedule (and any definitions that are used in this schedule) upon issue of any Option will apply separately in respect of that Option, and in respect of any Option may only be amended by agreement in writing signed by the Company and the Optionholder.

SCHEDULE 3:  MEETING PROCEDURES

1.                                      CONVENING OF MEETINGS

Convening of meetings

1.1                               A meeting of Noteholders may be convened at any time by any Noteholder or at the request of the Company.

Time and place

1.2                               Each meeting of Noteholders will be held at the time and place set out in the notice of the meeting.

2.                                      NOTICE OF MEETINGS

Notice

2.1                               The person convening the meeting will give notice of a proposed meeting of Noteholders to each Noteholder as follows:

2.1.1                                             the notice must specify the day, time and place of the meeting and the nature of each specific resolution (if any) to be proposed at that meeting;

2.1.2                                             the notice must be given at least one Business Day in advance of the meeting (inclusive of the day on which the notice is given and of the day on which the meeting is held); and

2.1.3                                             the notice may be given to each recipient in the manner provided in this Deed.

Omission to give notice

2.2                               Any failure to give notice to any person entitled to such notice will invalidate the proceedings at any meeting.

3.                                      CHAIRMAN

3.1                               The chairman will be a person nominated by the Majority of Noteholders. That person need not be a Noteholder and may be any other person entitled to attend.

4.                                      QUORUM

4.1                               At any meeting of Noteholders any two or more persons present in person, by telephone, by video conference or by representative, being Noteholders who constitute the Majority of Noteholders will form a quorum for the transaction of business, unless only one Noteholder is inscribed on the Register when that Noteholder or its representative forms a quorum. No business may be transacted at any meeting unless the requisite quorum is present at the commencement of business.

5.                                      ADJOURNMENT

5.1                               If within 15 minutes from the time appointed for any meeting of Noteholders a quorum is not present then:

5.1.1                                             if convened on the requisition of Noteholders, the meeting will be dissolved; and

5.1.2                                             if convened at the request of the Company, the meeting will be adjourned for a period not exceeding three business days determined by a majority of the Noteholders present at the meeting.

Adjourned meeting

5.2                               An adjourned meeting is a meeting for the purposes of these procedures.

Adjournment with consent

5.3                               The chairman may with the consent of, and must if directed by, the majority of Noteholders present at any meeting adjourn such meeting from time to time and from place to place.

Notice of adjourned meeting

5.4                               At least one Business Day’s notice of any meeting adjourned through want of a quorum must be given in the same manner as an original meeting.  The notice must state the quorum required at that adjourned meeting but need not contain any further information regarding the adjourned meeting.

6.                                      VOTING PROCEDURE

Show of hands

6.1                               Every question submitted to a meeting will be decided in the first instance by a show of hands.

Declaration conclusive

6.2                               Unless a poll is demanded by the chairman, or by one or more Noteholders holding Notes whose outstanding principal face value exceed 5% of the total outstanding principal face value of all outstanding Notes (before or on the declaration of the result of the show of hands), a declaration by the chairman that a Resolution or Unanimous Resolution has been carried by the requisite majority or lost or not carried by the requisite majority is conclusive.

Poll

6.3                               If a poll is so demanded, it must be taken in that manner and either at once or after such an adjournment as the chairman directs.

6.4                               Any poll demanded at any meeting on the election of a chairman or on any question of adjournment will be taken at the meeting without adjournment.

Number of votes

6.5                               On a show of hands, a Noteholder holding one or more Notes has one vote for each Note held.

6.6                               On a poll, every Noteholder present has a vote proportional to the outstanding principal face value amount of all Notes that they hold relative to the outstanding principal face value amount of all outstanding Notes;

7.                                      RIGHT TO ATTEND AND SPEAK

7.1                               The Company and their technical, financial and legal advisers may be invited by Resolution to attend and speak (but not vote) at any meeting of Noteholders, in which case they will do so unless requested by a Majority of Noteholders to leave, in which case they will do so.

7.2                               Each Noteholder is entitled to invite their respective technical, financial and legal advisers to attend and speak (but not vote) at any meeting of Noteholders.

7.3                               No other person is entitled to attend or vote at any meeting of the Noteholders or to join with others in requesting the convening of such a meeting unless they are a Noteholder or a representative of a Noteholder or a Majority of Noteholders has, in advance of such meeting, approved the attendance of such person.

8.                                      APPOINTMENT OF PROXIES

Appointment

8.1                               Each appointment of a proxy for a meeting or adjourned meeting:

8.1.1                                             must be in writing;

8.1.2                                             must be accompanied by reasonably satisfactory evidence of its due execution; and

8.1.3                                             will only be effective if each Noteholder is given notice and a copy of such proxy at its address for service of notices under this Deed before the time appointed for holding the meeting or adjourned meeting.

No obligation to investigate

8.2                               No Noteholder is obliged to investigate or be concerned with the validity of, or the authority of, the proxy named in any appointment of proxy.

Revocation

8.3                               Any vote cast at a meeting or adjourned meeting under an appointment of proxy conforming with paragraph 8.1 is valid despite the previous revocation or amendment of the appointment of proxy or of any of the Noteholder’s instructions under which it was executed, unless written notice of that revocation or amendment is received by each Noteholder at its address for service of notices under this Deed or by the chairman of the meeting at least 24 hours before the commencement of the meeting or adjourned meeting.

9.                                      APPOINTMENT OF CORPORATE REPRESENTATIVES

9.1                               A person authorised by a Noteholder to act for it at any meeting will be entitled to exercise the same powers on behalf of that Noteholder as that body corporate could exercise if it were an individual Noteholder. The person must produce evidence of authority so to act at or before the meeting if requested to do so by the chairman of any meeting.

10.                              RIGHTS OF REPRESENTATIVES

10.1                        A representative may demand or join in demanding a poll and has power generally to act at a meeting for the Noteholder subject to its instructions.

10.2                        References to a Noteholder in this schedule include its representative.

11.                               MINUTES AND RECORDS

Keeping of minutes

11.1                        The chairman will appoint a person to make and keep minutes of every meeting of Noteholders.

Minutes conclusive evidence

11.2                        Minutes of meetings of Noteholders are conclusive evidence if actually or purportedly signed by the chairman of that meeting or the chairman of the next succeeding meeting.  Until the contrary is proved every meeting of which minutes have been made and signed is taken to have been duly convened and held and all resolutions passed or proceedings transacted at that meeting are taken to have been duly passed and transacted.

12.                               WRITTEN RESOLUTIONS

12.1                        A resolution of Noteholders may be passed and adopted without any meeting being required, by an instrument in writing signed by the requisite majority for a Resolution, or a Unanimous Resolution, as required (including by separate counterparts).

12.2                        Any person who may convene a meeting may propose a written resolution, in which case they will give to each Noteholder at least one Business Days (or such shorter period agreed to by the Noteholders) notice of the proposed resolution (including a copy of the proposed resolution).

13.                               FURTHER PROCEDURES FOR MEETINGS

13.1                        The Noteholders by Resolution may prescribe any further regulations regarding the holding of meetings of the Noteholders and attendance and voting at those meetings or the passing of resolutions (other than in relation to any matter that would require, or relates to the passing of, a Unanimous Resolution, in which case a Unanimous Resolution is required).

SCHEDULE 4:  AGREED ASX ANNOUNCEMENT

Goldman Sachs and Senrigan to Provide Financing

US$25 Million Funding Commitment

San Diego, California and Sydney, Australia (Thursday 25 September 2014, AEST) — REVA Medical, Inc. (“REVA” or the “Company”) announced today that it has entered into a convertible note deed with Goldman Sachs International (“Goldman Sachs”), a wholly owned subsidiary of Goldman Sachs Group, Inc., and Senrigan Master Fund (“Senrigan”), an investment vehicle managed by Senrigan Capital, which, if approved by stockholders, will provide funding for the Company’s ongoing operating, clinical, and capital needs including, specifically, the clinical testing and planned CE Mark application of its Fantom bioresorbable scaffold.

Under the convertible note deed, REVA will issue an aggregate principal amount of US$25 million in senior unsecured convertible notes and 8,750,000 options; each option allows the purchase of one share of REVA’s common stock. If the options are exercised in full at their maximum exercise price of A$3.00 per share, they would generate approximately US$23.6 million of additional capital, based on current exchange rates. The convertible notes and options will be offered to Goldman Sachs and Senrigan under a prospectus to be prepared in accordance with the requirements of Chapter 6D of the Australian Corporations Act 2001 (Cth).

“We are extremely pleased to have the support of global institutional investors Goldman Sachs and Senrigan,” commented REVA’s Chief Executive Officer, Bob Stockman. “Securing this commitment, together with our polymer and clinical trial expertise, allows REVA to move Fantom forward quickly into our clinical trial and ultimately to market.”

Fantom is a single-piece coronary stent made from REVA’s proprietary polymer, which allows for complete visibility of the stent when placed in the artery, an attribute unique to REVA. Additionally, Fantom’s polymer properties allow it to dissolve over time, leaving the artery free of a permanent implant and thereby allowing the artery to return to its natural movement, or “vasomotion.” Resorbable stents are commonly referred to as “scaffolds.”

The Fantom scaffold is currently in the latter stages of development and preclinical testing. The Company anticipates initiating a human clinical trial of Fantom before year-end. The clinical trial is designed to enroll up to 125 patients and provide the data needed to apply for CE Marking, the regulatory approval needed prior to commercially selling the device in Europe and other international markets under the CE Mark. REVA expects to apply for CE Mark by mid-2016 and anticipates that this financing will provide the capital needed to reach commercialization.

The convertible notes will have a five-year term, bear interest at 7.54% annually, and allow for cash redemption options by the holder at 26 months, at maturity, and upon a change of control or following an event of default under the convertible note deed. While interest compounds annually, it is payable only upon redemption.

The noteholders are allowed to convert some or all of the convertible notes into the trading securities of the Company at any time at an initial conversion price of A$0.25 per CHESS Depositary Interests (or “CDI”). The conversion price is subject to adjustment in accordance with the terms of the convertible note deed. Currently, REVA’s securities are traded in the form of CDIs on the Australian Securities Exchange (“ASX”); 10 CDIs equal one share of the Company’s common stock.

The notes will automatically convert to CDIs in the event the Company has received CE Mark approval for Fantom and the market price of the Company’s CDIs exceeds A$0.60 for 20 consecutive trading days. Based on current exchange rates and the initial conversion price, the maximum number of CDIs that may be issued on conversion of all the convertible notes is approximately 111.1 million (or 11.1 million shares of common stock).

The exercise price of each option is set at A$2.50 (or the equivalent of A$0.25 per CDI) until such time as REVA has completed full patient enrollment in its CE Mark clinical trial of Fantom, at which time the exercise price will increase to A$3.00 (or A$0.30 per CDI).

Closing of the transaction is subject to, among other things, approval by REVA’s stockholders. Accordingly, a special meeting of stockholders will be held. The Proxy Statement for the special meeting will include additional details regarding the terms of the convertible notes and options and will be mailed to all stockholders.

A summary of the principal terms of the convertible notes and the options is attached to this announcement.

About REVA Medical, Inc.

REVA is a development stage medical device company located in San Diego, California, USA, that is focused on the development, testing, and eventual commercialization of its proprietary bioresorbable stents, which are called “scaffolds” because of their temporary nature. The Company’s scaffolds are being developed as an alternative to metal stents, which are small tube-like devices permanently implanted into an artery to treat coronary artery disease. Scaffolds provide restoration of blood flow, support the artery through the healing process, then disappear (or “resorb”) from the body over a period of time. This resorption allows the return of natural movement and function of the artery, a result not attainable with permanent metal stents. The Company has conducted clinical studies of its scaffold technologies; a total of 112 patients were enrolled in its most recent clinical trial in Australia, Brazil, Europe, and New Zealand, with enrollment completed during January 2014. The patients in this trial will be followed for a total of five years, with primary data to be obtained at nine and 12 months. The Company is now developing and testing its FantomTM scaffold, with initial human implants planned for late 2014 at multiple centers in Brazil and Europe. The Fantom scaffold has been designed to offer distinct ease-of-use features including complete scaffold visibility under x-ray, expansion with one continuous inflation, no procedural time limitations, and standard storage and handling. REVA will require successful clinical results and regulatory approval before it can commercialize Fantom or any of its other products.

About Senrigan Master Fund, an investment vehicle managed by Senrigan Capital

Senrigan Capital is an asset management company founded by Nick Taylor in 2009 to focus on Asia Pacific event-driven strategies. The firm invests in companies undergoing, or anticipated to undergo, transformative events, including mergers and acquisitions and capital markets transactions.

About Goldman Sachs International, a wholly owned subsidiary of Goldman Sachs Group, Inc.

The Goldman Sachs Group, Inc. is a leading global financial services firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high net worth individuals. Founded in 1869, the firm is headquartered in New York and maintains offices in all major financial centers around the world.

Non-Solicitation

This announcement and the information contained herein is neither an offer to sell nor a solicitation to buy any securities and does not constitute or form part of an offer to sell securities in the United States (“U.S.”) or in any jurisdiction in which such offer, solicitation, or sale is unlawful. Any public offering of securities in the U.S. will be made by means of a prospectus that will contain detailed information about REVA and its management, as well as financial statements. The notes and the options referred to herein have not been and will not be registered under the Securities Act of 1933, as amended, or under any state securities laws and may not be offered or sold in the U.S. absent registration or an applicable exemption from registration.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and that are based on management’s beliefs, assumptions, and expectations and on information currently available to management. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, anticipate,” “believe,” “expect,” “may,” “will,” “intend,” “plan,” “estimate,” “continue,” “would” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. All statements that are not statements of historical fact, including those statements that address future operating performance and events or developments that we expect or anticipate will occur in the future, are forward-looking statements, such as those statements regarding our ability to raise financing to fund our operations on terms favorable to us or at all, our ability to obtain the regulatory approvals, our ability to timely and successfully complete our clinical trials, our ability to protect our intellectual property position, our ability to commercialize our products if and when approved, our ability to develop and commercialize new products, and our estimates regarding our capital requirements and financial performance, including profitability. You should not place undue reliance on these forward-looking statements. Although management believes these forward-looking statements are reasonable as and when made, forward-looking statements are subject to a number of risks and uncertainties that may cause our actual results to vary materially from those expressed in the forward-looking statements, including the risks and uncertainties that are described in the “Risk Factors” section of our Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”) on March 17, 2014. REVA cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date when made. REVA does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

United States	Australia	Australia
Investor & Media Enquiries:	Investor Enquiries:	Media Enquiries:
REVA Medical, Inc.	Inteq Limited	Buchan Consulting
Cheryl Liberatore	Kim Jacobs	Rebecca Wilson
Director, Investor Relations	+61 2 9229 2700	+61 3 9866 4722
+1 858-966-3045		Annabel Murphy
+61 2 9237 2800

ATTACHMENT

Summary of Certain Key Terms of the Notes:

Face Value:  the Notes each have a face value of US$100,000.

Form and Status:  the Notes are direct, unsubordinated, unconditional and unsecured obligations of the Company in certificated form, and will at all times rank pari passu in right of payment with all other existing and future unsecured and unsubordinated senior obligations of the Company (other than unsecured obligations preferred by mandatory provisions of law) and senior in right of payment to all existing and future subordinated obligations of the Company.

Maturity:  the Notes mature and shall be repaid in an amount equal to Face Value plus accrued Interest on the earlier to occur of an event of default (as defined in the Deed) or the date 60 months from the date of issue of the Notes unless a Note has been previously converted, redeemed or cancelled.

Optional Redemption:  a Noteholder may elect to cause the Company to redeem all or some of its Notes which have not otherwise been converted, redeemed or cancelled on the date which is 26 months after the date of issue of the Notes, at an amount equal to Face Value plus accrued Interest, upon providing the Company with at least 30 calendar days prior written notice.

Redemption Following a Change of Control Event:  following the occurrence of certain change of control events, as further described in the Deed, each Noteholder may give the Company an irrevocable notice requiring the Company to redeem all or any part of their Notes for the greater of (a) the Face Value of the Notes plus accrued Interest and (b) the Cash Settlement Amount (as defined under “Option Conversion” below), provided such Noteholder gives written notice of its decision to redeem within five business days of the change of control event.

Stockholder Rights:  the Notes do not provide the holder voting rights or other rights as a stockholder of the Company unless and until converted.

Interest:  interest will accrue in respect of the Notes at the rate of 7.54% per annum (increased to 9.54% per annum if any payments are past due); provided that interest is payable only upon redemption of the Notes for cash. No interest is payable on any Note that is converted into shares of common stock (represented by CDIs) in accordance with the terms of the Deed.

Optional Conversion:  at any time following the date of issue of the Notes but prior to the maturity date, a Noteholder may give the Company an irrevocable notice electing to convert (the “Conversion Notice”) all or some of the Notes held by the Noteholder and specifying the number of Notes the Noteholder is electing to convert into shares of the Company’s common stock (represented by CDIs).

The terms of the Notes contain provisions for the adjustment of the conversion price, which will initially be A$2.50 per share of our common stock (or A$0.25 per CDI), subject to adjustment as described under “Adjustment of Conversion Price” below.

The number of shares of the Company’s common stock (equivalent to 10 CDIs) to be issued upon conversion of the Notes is determined by dividing the face value of the Note converted (translated from U.S. dollars into Australian dollars at the exchange rate fixed on the subscription date for the Note) by the conversion price in effect on the conversion date.

Upon receipt of a Conversion Notice, the Company may, in lieu of issuing shares of common stock (represented by CDIs) to the Noteholder, give the Noteholder notice that the Company is electing to redeem the Notes subject to the Conversion Notice for an amount equal to the number of CDIs which would have been issued on conversion multiplied by the average daily volume-weighted average price on the ASX of the CDIs during the 20 trading days after receipt of the Conversion Notice (the “Cash Settlement Amount”).

Adjustment of Conversion Price:  the terms of the Notes contain provisions for the adjustment of the conversion price upon the occurrence of certain events, including reorganisation of issued capital, certain dividends, distributions and issuance by the Company of equity securities at a price below current market value. If such events occur, the conversion price will be adjusted in accordance with the terms of the Deed to ensure the economic value of the Notes is not adversely affected by the event.

Automatic Conversion:  Noteholders shall automatically be deemed to have given the Company an irrevocable Conversion Notice in respect of all of the Notes then held by the Noteholder in the event that both (a) the average daily volume weighted-average price of the Company’s CDIs as traded on the ASX equals or exceeds A$0.60 for a period of 20 consecutive trading days and (b) the Company has received CE Mark approval for its Fantom product.

Restrictions on Transfer:  subject to certain conditions, a Note or Option may be assigned or transferred to affiliates of the Noteholder, other Noteholders and to any party that is not a competitor (as defined in the Deed) of the Company, provided that the Notes may be transferred to any person, including a competitor of the Company, either upon the occurrence of a change of control event or while an event of default subsists.

Restrictions on Issuance of Equity Securities:  for so long as any Notes remain outstanding or Options remain unexercised, the Company may not raise additional capital through the sale or issuance of its equity securities (or securities convertible or exercisable for such securities) except (i) upon the exercise or conversion of securities currently outstanding, (ii) up to an aggregate of 8,700,000 shares of common stock upon equity issuances completed within 6 months of the issuance of the Note or upon the issuance of securities pursuant to the Company’s incentive equity plans, (iii) upon a stock split or stock dividend to all holders of the Company’s common stock, (iv) to the extent, acting in good faith and in accordance with their fiduciary duties to the Company under applicable law, the directors of the Company form the view that the failure to make such an offering would be a breach of their fiduciary duties, or (v) in certain other limited circumstances set forth in the Deed.

Right of First Refusal:  the Noteholders shall have a right of first offer and right of first refusal to acquire all or any portion of any finance debt (as defined in the Deed) that the Company determines to raise while the Notes remain outstanding, subject to certain limited exceptions.

Covenants:  for so long as any Notes remain outstanding, the Company shall not take certain actions, including, among other things, (i) declaring or paying any dividend, (ii) issuing any finance debt (as defined in the Deed) in excess of $10,000,000, (iii) granting any security interest in respect of or dispose of the Company’s intellectual property, or (iv) substantially changing the general nature or scope of its business, subject to such exceptions as specified in the Deed.

NASDAQ Listing and Registration Rights:  provisions of the Deed require the Company to use reasonable efforts to seek to list its common stock on NASDAQ as soon as practicable after September 2015. Additionally, as a condition precedent to issue of the Notes and Options, the Company must enter into an Amended and Restated Investors’ Rights Agreement with each Noteholder and each investor that is a party to the existing Amended and Restated Investors’ Rights Agreement with the Company dated December 16, 2010.  The Amended and Restated Investors’ Rights Agreement will be substantially in the form set forth in Schedule 8.to the Deed and will provide each Noteholder, subject to the terms and conditions therein, with the right to require the Company to file a registration statement with the SEC in respect of any securities in the Company held by each such Noteholder to facilitate the sale of such securities on the same basis, and in the same circumstances, as each of the investors that are a party to the existing Amended and Restated Investors’ Rights Agreement.

Lock-Up Agreements:  each of Robert B. Stockman (REVA’s Chairman and Chief Executive Officer) and Robert K. Schulz (REVA’s President and Chief Operating Officer) have agreed to enter into Lock-Up Agreements with the Noteholders whereby each will agree not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, file a registration statement with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests) any shares or CDIs of the Company or any securities that are convertible into or exchangeable for, or that represent the right receive any shares or CDIs of the Company, subject to certain exceptions as further described in the form of Lock-Up Agreement in Schedule 7 of the Deed.

Modifications to Notes:  provisions of the Notes may generally be modified, amended or waived by Noteholders that represent at least two-thirds of the outstanding principal face value amount of all outstanding Notes acting at a meeting or by written consent; provided, however, that unanimous consent of the Noteholders holding all of the outstanding notes is required to, amongst other items, (i) extend the term of the notes or their maturity date, (ii) reduce the amount of any payment of principal, interest, fees or any other payment obligation of the Company or (iii) change when and on what terms the Notes will convert or be redeemed, cancelled or otherwise repaid or prepaid.

An “Event of Default” includes, in summary:

Failure to pay:  a failure by the Company to pay an amount due under and in the manner required by the Deed;

(b)         Cross default:  finance debt of the Group that, in aggregate, exceeds US$1,000,000, is not paid when due or becomes due and payable prior to its maturity date;

(c)          Revocation:  an authorisation, approval or consent material to the Company or its business is cancelled, repealed, revoked or terminated or has expired, amended or modified in a manner which is likely to have a material adverse effect (as defined in the Deed);

(d)         Failure to perform:  the Company or key management fails to perform any material obligation under the Deed, the Amended and Restated Investors’ Rights Agreement or the Lock-up Agreement;

(e)          Misrepresentation:  any warranty or representation made by the Company under the Deed becomes false or misleading or incorrect in any material respect when made;

(f)           Insolvency event: an insolvency event (as defined in the Deed) occurs in relation the Company;

(g)         Breach of law:  the Company or any of its subsidiaries is in material breach of an applicable law, regulation, authorisation, listing rule, or court order, official directive or ruling of any Government Agency binding on it which is likely to have a material adverse effect (as defined in the Deed);

(h)         Termination:  any person becomes entitled to repudiate, terminate, rescind or avoid any material provision of the Deed, the Amended and Restated Investors’ Rights Agreement or the Lock-up Agreement; or

(i)            Listing:  CDIs cease to trade on ASX or are suspended from trading for more than 5 consecutive trading days or, where the Company’s common stock is quoted on an alternative exchange, the shares of the Company’s common stock cease to trade or are suspended from trading on such exchange for more than 5 consecutive trading days.

The foregoing description is a summary of certain of the material provisions of the Notes and the Deed and does not purport to be complete.  This summary is subject to and is qualified by reference to all the provisions of the Notes and the Deed, including the definitions of certain terms used in the Deed.

Summary of Certain Key Terms of the Options:

(a)               The Options may be exercised at any time after issuance until they expire.

(c)                The Options will automatically expire at 5.00pm Delaware, United States of America time on the date 60 months following the date of issue.

(d)               The Options confer the right to subscribe for one share of the Company’s common stock (equivalent to 10 CDIs) per Option upon the payment of the exercise price of:

(i)                  A$2.50 (translated into US dollars at the prevailing rate on the date of issue of the Options) where the Option is exercised before a defined Company milestone of full patient enrollment in the Company’s CE Mark clinical trial of the Fantom product has occurred, or

(ii)               A$3.00 (translated into US dollars at the prevailing rate on the date of issue of the Options) where the Option is exercised after full CE Mark clinical trial enrollment.

(e)                There are no participating rights or entitlements inherent in the Options and holders of the Options will not be entitled to participate in new issues of capital that may be offered to securityholders (except where the holder has first exercised any of their Options before the record date to participate in the new issue).

(f)                 In the event of any re-organisation (including reconstruction, consolidation, subdivision, reduction or return of capital) of the issued capital of the Company, the Options will be re-organised as required by the ASX Listing Rules.

(g)                If there is a bonus issue to the holders of CDIs, the number of CDIs over which an Option is exercisable will be increased by the number of CDIs which the Optionholder would have received if they had exercised their Options before the record date for the bonus issue.

(h)               In the event the Company proceeds with a pro rata issue (except a bonus issue) of securities to any holder of shares or CDIs of the Company after the date of issue of the Options, the exercise price for the Option will be reduced in accordance with the formula set out in ASX Listing Rule 6.22.2.

(i)                   The Options will not be quoted on ASX or any other securities exchange.

(j)                  CDIs allotted pursuant to an exercise of the Options will rank, from the date of allotment, equally with the existing CDIs of the Company in all respects.

(k)               The Company will make an application to have those CDIs allotted pursuant to an exercise of the Options listed for official quotation by ASX.

(l)                   The Options will be exercisable by the delivery to the registered office of the Company of a notice in writing stating the intention of the Optionholder to exercise all or a specified number of the Options held by them (an “Exercise Notice”) accompanied by the relevant option certificate and payment to the Company of the relevant exercise price. An exercise of only some of the Options will not affect the rights of the Optionholder to the balance of the Options held by them.

(m)           Immediately after receipt by the Company of a valid Exercise Notice and payment of the exercise price by the Optionholder in immediately available funds (and in any event no later than two Business Days thereafter), the Company must:

(i)                  allot and issue to the Optionholder the number of fully paid CDIs equal to the number of the Options which have been exercised;

(ii)               enter the Optionholder into the Company’s register of members as the holder of the relevant number of CDIs;

(iii)            deliver to the Optionholder a holding statement showing the Optionholder as the holder of the relevant number of CDIs; and

(iv)           apply for and use its reasonable efforts to obtain Official Quotation of the relevant number of CDIs by ASX as soon as practicable on such terms and conditions as are usual for quotation of securities on ASX.

(n)               The rights of the Optionholders and the obligations of the Company in relation to the Options are separate and independent of the Deed and the Notes.

The foregoing description is a summary of certain of the material provisions of the Options and the Deed and does not purport to be complete.  This summary is subject to and is qualified by reference to all the provisions of the Options and the Deed, including the definitions of certain terms used in the Deed.

SCHEDULE 5:  CERTIFICATES

FORM OF NOTE CERTIFICATE

REVA Medical, Inc.

Issue of Notes having a face value of US$100,000 each

Number of Notes:	[insert number]	Aggregate Face Value: US$[insert amount]

Note Certificate No: [insert number]

This is to certify that [insert name of Noteholder] (Noteholder):

1.                                               On [insert date] 2014 was registered as the holder of the Note(s) described above created and issued by REVA Medical, Inc on the terms and conditions set out in the Convertible Note Deed dated [insert date] 2014 between the Company and the Noteholder (Deed).

2.                                               Each Note:

(a)                                         is issued by the Company on the terms and conditions of, and is subject, to the Deed; and

(b)                                         will be redeemed or converted into fully paid Shares in the Company in accordance with the terms and conditions of the Deed.

3.                                               The provisions of the Deed are incorporated into and form part of this Certificate.

DATED	2014

Executed by REVA Medical, Inc.:

Signature of director	Signature of company secretary

Name of director (print)	Name of company secretary (print)

This Certificate must be surrendered on Conversion or redemption of the Note comprised in this Certificate.

FORM OF OPTION CERTIFICATE

OPTION CERTIFICATE

REVA MEDICAL, INC.

Number of Options:	[insert number]

Option Certificate No:	[insert number]

Certificate No: [insert]

This is to certify that [name of Optionholder] (Optionholder) is registered as the holder of the Option(s) described above, created and issued by REVA Medical, Inc. on the terms and conditions set out in Schedule 2 of the Convertible Note Deed dated [insert date] 2014 between the Company and the Noteholder (Deed).

Each Option is issued by the Company on the terms and conditions of, and is subject, to the terms of the Deed.

The provisions of Schedule 2 of the Deed are incorporated into and form part of this Certificate.

This certificate takes effect as a deed poll when signed and issued.

DATED	2014

Executed by REVA Medical, Inc.:

Signature of director	Signature of company secretary

Name of director (print)	Name of company secretary (print)

SCHEDULE 6:  CONVERSION NOTICE

[insert date] 2014

To:                             REVA Medical, Inc. (Company)

I, [insert name of Noteholder], being the registered holder of Note(s), elect to Convert the number of Notes set out below into Shares in the Company (represented by CDIs) in accordance with clause 6 of the Convertible Note Deed dated [insert date] 2014 (Deed) attached to the Certificates for the Note(s) (Terms).

Terms used but not defined in this Conversion Notice have the meaning ascribed to such terms in the Deed.

Number of Notes being Converted:	[insert number]

Name and address to be entered into the Company’s register of CDI holders in respect of the CDIs issued on Conversion:	[insert name and address]

By signing this Conversion Notice, the Noteholder:

(a)                                 confirms its agreement to the Conversion set out in this Conversion Notice in accordance with the Terms;

(b)                                 authorises the Company to register it as the holder of CDIs in accordance with the Terms;

(c)                                  agrees to be bound by the by-laws of the Company.

Enclosed with this Conversion Notice are the Certificates for the Notes to be Converted.

Dated:           [insert date]

For and on behalf of
[insert name of Noteholder]

SCHEDULE 7:  LOCK-UP AGREEMENT

FORM OF LOCK-UP AGREEMENT

REVA MEDICAL, INC.

Key Management Lock-Up Agreement

[•], 2014

Goldman Sachs International

c/o Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center
2 Queen’s Road Central
Hong Kong

Senrigan Master Fund

c/o Senrigan Capital Group Limited

11th Floor, LHT Tower

31 Queen’s Road Central

Hong Kong

Re: REVA Medical, Inc. - Lock-Up Agreement

Dear Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the Convertible Note Deed (the “Deed”), dated as of September 24, 2014 by and among REVA Medical, Inc. (the “Company”) and the investors party thereto (the “Noteholders”), with respect to the issuance of convertible notes (the “Notes”) which will be convertible into shares of common stock in the capital of the Company (the “Shares”), which will be represented by CHESS Depositary Interests (the “CDIs”) issued in accordance with the terms of the Deed. As used herein, “Undersigned’s Shares” means: (i) all common shares and all CDIs owned directly or indirectly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission, and (ii) all options to purchase Shares or CDIs owned directly or indirectly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission. Other capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Deed.

In order to induce the Noteholders to enter into the Deed and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, commencing on the date hereof and ending on the earlier of (a) the date on which the CE Mark Approval Event occurs, (b) the date on which the Company has effected an SEC-registered public offering of its Shares on NASDAQ or such other securities exchange as approved by a Majority of Noteholders in accordance with the terms of the Deed, or (c) the date on which each of the initial Noteholders named in Schedule 1 to the Deed has Converted at least 60% of the Notes issued to it on the Subscription Date (the “Lock-Up Period”), the undersigned will not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale, file a registration statement with respect to, or otherwise dispose of or agree to dispose of, directly or indirectly, any of the Undersigned’s Shares, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to any of the Undersigned Shares (collectively, a “Disposition”), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Undersigned’s Shares, whether any such transaction is to be settled by delivery of such securities or otherwise, including, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares. The foregoing sentence shall not apply to the exercise of options or warrants or the conversion of a security outstanding as of the date hereof, provided, however, that the undersigned agrees that the foregoing sentence shall apply to any securities issued by the Company to the undersigned upon such an exercise or conversion.

Notwithstanding the foregoing, the restrictions set forth in this Lock-Up Agreement will not apply to transfers by the undersigned of the Undersigned’s Shares:

(i)                                   as a bona fide gift to an immediate family member of the undersigned;

(ii)                                to any beneficiary of the undersigned pursuant to a will, trust instrument or other testamentary document or applicable laws of descent;

(iii)                             if expressly required pursuant to a order of any court or governmental authority having jurisdiction over the undersigned; and

(iv)                            in connection with a purchase, tender or exchange offer accepted by holders of more than 50% of the Shares of the Company, provided that each of the initial Noteholders named in Schedule 1 to the Deed has also agreed to accept such offer.

No transfer by the undersigned pursuant to items (i) and (ii) in the immediately preceding paragraph shall be permitted unless (a) prior to such transfer, the intended transferee (including the trustee or any trust) has signed and delivered to each of the initial Noteholders named in Schedule 1 to the Deed a lock-up agreement substantially in the form of this Lock-Up Agreement and (b) such transfer does not involve a disposition for value. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns and agrees that it now has, and, except for transfers of the Undersigned’s Shares in accordance with the terms of this Lock-up Agreement, for the duration of the Lock-Up Period will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with this Lock-Up Agreement.

This Lock-Up Agreement may be executed in any number of counterparts and by different parties in separate counterparts. Each counterpart when so executed shall be deemed an original and all of which together shall constitute one and the same agreement.

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Delaware, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied. In furtherance of the foregoing, the internal laws of the State of Delaware will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

Signature Page Follows

Very truly yours,

[ROBERT STOCKMAN / ROBERT SCHULZ]*

Authorized Signature

Title

* Please insert full legal name. Each Key Manager will execute a separate Lock-Up Agreement.

Acknowledged and Agreed by:

GOLDMAN SACHS INTERNATIONAL

Authorized Signature

Title

SENRIGAN MASTER FUND

Authorized Signature

Title

SCHEDULE 8:  REGISTRATION RIGHTS AGREEMENT

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of                     , 2014 (the “Effective Date”), by and among REVA Medical, Inc., a Delaware corporation (the “Company”), and each of the individuals or entities whose names are set forth on Schedule A hereto (each, an “Investor” and collectively, the “Investors”).

RECITALS:

WHEREAS, the Company (through its predecessor in interest) and the Investors have previously entered into an Amended and Restated Investors’ Rights Agreement dated as of December 16, 2010 (the “Prior Agreement”), by and among the Company and each of the individuals or entities whose names are set forth on Schedule A thereto (the “Prior Investors”), pursuant to which such holders are currently entitled to certain investor rights and bound by certain covenants and restrictions.

WHEREAS, the Company has entered into that certain Convertible Note Deed, dated September 24, 2014 (the “Deed”), by and among the Company and each person set out in Schedule 1 thereto (each a “Noteholder”), pursuant to which the Company has agreed to issue and sell the Notes and Options (each as defined below) to the Noteholder in accordance with the terms of the Deed on or about the date of this Agreement.

WHEREAS, in connection with the Deed, the Company and the Prior Investors desire to enter into this Agreement in order to include the Noteholders and amend, restate and replace their rights and obligations under the Prior Agreement with the rights and obligations set forth in this Agreement, effective upon the closing of the Deed.

WHEREAS, the Prior Agreement may be amended by written agreement of the Company, the Requisite Investors (as defined therein), and the Holders (as defined therein) holding at least a majority of the issued and outstanding Common Stock (on an as-converted basis) then held by all Holders, provided, that no Prior Investor shall be materially adversely affected without its consent by any waiver, modification, termination or amendment in which the other members of the same class are not likewise adversely affected.

WHEREAS, the Company has executed this Agreement, and the Prior Investors who are signatories to this Agreement hold at least that number of shares necessary to amend and restate the Prior Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree that, effective upon the Effective Date, the Prior Agreement is superseded and replaced in its entirety by this Agreement, including with respect to those Investors who are not signatories to this Agreement, and the parties hereto further agree as follows:

1.                                      DEFINITIONS.

1.1                               General Definitions.  As used in this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall have the meaning ascribed to it in the preamble to this Agreement.

“ASX” means ASX Limited ACN 008 624 691 or the market it operates as the context requires.

“ASX Settlement Operating Rules” means the settlement rules of the settlement facility provided by ASX Settlement Pty Ltd ABN 49 008 504 532.

“Availability Date” shall have the meaning ascribed to it in Section 2.4(m).

“Board” means the Board of Directors of the Company.

“Business Day” means a day on which banks are open for business in Delaware, United States of America (excluding a Saturday, Sunday or public holiday).

“CDI” means a CHESS Depositary Interest in one-tenth of a Share.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as currently in effect.

“CHESS Depository Interest” means a security interest as defined in the ASX Settlement Operating Rules.

“Commission” means the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

“Common Stock” means the Company’s common stock, par value $.0001 per share.

“Company” shall have the meaning ascribed to it in the preamble to this Agreement.

“Deed” shall have the meaning ascribed to it in the recitals to this Agreement.

“Demand Registration” shall have the meaning ascribed to it in Section 2.1(a).

“Effective Date” shall have the meaning ascribed to it in the preamble to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

“Holders” means any holders of Registrable Securities.

“Indemnified Person” shall have the meaning ascribed to it in Section 2.8(c).

“Indemnifying Party” shall have the meaning ascribed to it in Section 2.8(c).

“Initial U.S. Public Offering” means the first underwritten public offering of the Common Stock by the Company on The Nasdaq Stock Market (or any other U.S. national securities exchange) pursuant to an effective Registration Statement.

“Initiating Holders” shall have the meaning ascribed to it in Section 2.1(a).

“Investor(s)” shall have the meaning ascribed to it in the preamble to this Agreement.

“Investor Entity” shall have the meaning ascribed to it in Section 2.5.

“Investor Underwriter Registration Statement” shall have the meaning ascribed to it in Section 2.5.

“Losses” shall have the meaning ascribed to it in Section 2.8(a).

“Major Investor” means each of the Investors holding a minimum of 500,000 shares of Registrable Securities.

“Noteholders” shall have the meaning ascribed to it in the recitals to this Agreement.

“Notes” means the unsecured convertible loan notes to be issued by the Company under the Deed, convertible in accordance with the terms of the Deed at the option of the holders thereof into shares of Common Stock or CDIs.

“Options” means the options to be issued by the Company under the Deed, exercisable in accordance with the terms of the Deed at the option of the holders thereof for shares of Common Stock or CDIs.

“Other Stockholders” shall have the meaning ascribed to it in Section 2.1(d).

“Piggy-Back Notice” shall have the meaning ascribed to it in Section 2.2(a).

“Prior Agreement” shall have the meaning ascribed to it in the recitals to this Agreement.

“Prior Investors” shall have the meaning ascribed to it in the recitals to this Agreement.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means: (i) the shares of Common Stock held by the Investors; (ii) the shares of Common Stock issuable upon conversion of the Notes and exercise of the Options; (iii) the shares of Common Stock issuable upon exchange of any CDIs; and (iv) any other shares of Common Stock acquired by the Investors at any time, provided that, for the avoidance of doubt, the total amount of outstanding Registrable Securities on any given date will be determined as if all outstanding Notes have been converted on such date at the then applicable Conversion Price (as defined in the Deed) and all unexercised Options have been exercised on such date, in each case in accordance with the terms of the Deed.  Notwithstanding the foregoing, the term “Registrable Securities” shall not include any shares which have been (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(a)(1)

thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, (iii) registered under the Securities Act pursuant to an effective Registration Statement filed thereunder or (iv) publicly sold pursuant to Rule 144 under the Securities Act.

“Registration Statement” means a Registration Statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a Registration Statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any Registration Statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

“Requisite Investors” means the Investors holding a majority of the Registrable Securities.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

2.                                      REGISTRATION RIGHTS; RESTRICTIONS ON TRANSFER.

2.1                               Demand Registration.

2.1.1                     At any time after the Effective Date, the Holders of at least twenty percent (20%) of the Registrable Securities may require that the Company register for sale under the Securities Act all or any portion of the Registrable Securities held by such Investors (the “Initiating Holders”) for sale in the manner specified in such notice; provided, that such offering is expected to exceed $10,000,000 in the aggregate, counting all other securities of the Company being included in such offering (a “Demand Registration”).

2.1.2                     Following receipt of any notice under Section 2.1, the Company shall (i) within ten (10) days of the receipt thereof, give written notice to all Holders (the “Registration Notice”) and (ii) use its best efforts to effect the registration under the Securities Act as soon as practicable, and in any event within one hundred eighty (180) days after receipt of such notice, for public sale in accordance with the method of disposition specified in such notice of the number of Registrable Securities which the Holders request to be registered, subject to the limitations of Section 2.1(d), within twenty (20) days following delivery of the Registration Notice by the Company in accordance with Section 3.6.

2.1.3                     If the Initiating Holders intend to distribute the Registrable Securities covered by their notice by means of an underwriting, the Initiating Holders shall so advise the Company as a part of their demand made pursuant to this Section 2.1.  If the method of disposition is an underwritten public offering, the Initiating Holders may designate the managing underwriter of such offering, whose designation shall be subject to the Company’s approval, not to be unreasonably withheld.  Each Holder may elect to include in such underwriting all or any part of the Registrable Securities it holds, subject to the limitations provided for in Section 2.1(d).

2.1.4                     A Registration Statement filed pursuant to this Section 2.1 may, subject to the following provisions and in addition to the Registrable Securities held by Holders, include shares of Common Stock for sale by the Company for its own account for sale in accordance with the method of disposition specified by the Initiating Holders.  If such registration shall be underwritten, the Company and all Holders proposing to distribute their shares through such underwriting shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting.  If and to the extent that the managing underwriter determines that marketing factors require a limitation on the number of shares to be included in such registration, then the shares of Common Stock sought to be registered by Holders who are not Investors (collectively, the “Other Stockholders”) and shares of Common Stock to be sold by the Company for its own account shall be excluded from such registration to the extent so required by such managing underwriter, and unless the Other Stockholders and the Company have otherwise agreed in writing, such exclusion shall be applied first to the shares of Common Stock of the Company to be included for its own account to the extent required by the managing underwriter and then to the shares sought to be registered by the Other Stockholders to the extent required by the managing underwriter.  If, after exclusion of all shares sought to be registered by the Company and the Other Stockholders, the managing underwriter further determines that marketing factors require a limitation on the number of Registrable Securities to be registered under this Section 2.1, then Registrable Securities held by Investors shall be excluded in accordance with Section 2.5 to the extent so required by the managing underwriter.  In any event, all securities to be sold other than Registrable Securities shall be excluded prior to any exclusion of Registrable Securities.  No Registrable Securities or other securities, in either case, excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.  If any of the Holders who have requested inclusion in such registration as provided above, disapproves of the terms of the underwriting, then such Holders may elect to withdraw therefrom by written notice to the Company and the managing underwriter.  The securities so withdrawn shall also be withdrawn from registration.  The Company shall not include, and shall not permit other holders of its securities to include, any securities in such Demand Registration other than securities of the same class or series as the Registrable Securities to which the demand has been made pursuant to Section 2.1.

2.1.5                     Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting a Registration Statement pursuant to this Section 2.1, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Registration Statement to be filed and it is therefore essential to defer the filing of such Registration Statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

2.1.6                     In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1:

2.1.6.1           After the Company has effected two registrations pursuant to this Section 2.1 which covers all the Registrable Securities sought to be included in such registrations and such registrations have been declared or ordered effective; or

2.1.6.2           During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 2.2 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

2.1.6.3           If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.3 below.

2.2                               Piggy-Back Registration.

2.2.1                     If the Company at any time (other than pursuant to Section 2.1 or Section 2.3) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other stockholders of the Company or both (except with respect to (i) Registration Statements on Forms S-4, S-8 or any successor to such forms, or (ii) any Registration Statement including only securities issued pursuant to a dividend reinvestment plan), each such time the Company shall promptly give written notice to the holders of Registrable

Securities of its intention to do so (the “Piggy-Back Notice”).  Upon the written request of Holders of at least twenty percent (20%) of the Registrable Securities then outstanding, received by the Company within twenty (20) days after the delivery of such Piggy-Back Notice by the Company in accordance with Section 3.6, to register any or all of the Registrable Securities, the Company shall use its best efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in such Registration Statement.  If the Registration Statement relates to an underwritten public offering, the Company shall so advise the holders of Registrable Securities as a part of a Piggy-Back Notice.  In such event, each Holder’s right to include Registrable Securities in such registration shall be conditioned upon its participation in such underwriting to the extent provided herein.  The Holders, if participating in such distribution, shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company.

2.2.2                     Any request by a Holder for inclusion in any registration may be withdrawn, in whole or in part, at any time prior to the effective date of the Registration Statement for such offering.

2.2.3                     The Company shall have the right to terminate or withdraw any registration contemplated under this Section 2.2 prior to the effectiveness of such registration, whether or not the Holders have elected to include securities in such registration.  The expenses of such registration shall be borne by the Company, in accordance with Section 2.7 hereof.

2.2.4                     There shall be no limitation on the number of registrations a Holder may participate in under this Section 2.2.

2.3                               Registration on Form S-3.

2.3.1                     If at any time (i) Holders of at least twenty percent (20%) of the Registrable Securities then outstanding request that the Company file a Registration Statement on Form S-3 or any comparable or successor form thereto for a public offering of all or any portion of the Registrable Securities and (ii) the Company is a registrant entitled to use Form S-3 or any successor form thereto to effect the distribution of such Registrable Securities for public sale or resale (as the case may be), then the Company shall promptly give written notice of the proposed registration to all other Holders and shall use its best efforts to register under the Securities Act on Form S-3 or any comparable or successor form thereto, for public sale or resale (as the case may be) in accordance with the method of disposition specified in such notice, the number of Registrable Securities specified in such notice, together with the number of Registrable Securities requested by any other Holder or Holders for inclusion in such registration, received by the Company within fifteen (15) days after delivery of such notice by the Company.  Whenever the Company is required by this Section 2.3 to use its best efforts to effect the registration of Registrable Securities, each of the procedures and requirements of Section 2.1 shall apply to such registration.

2.3.2                     Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration pursuant to this Section 2.3:

2.3.2.1           if Form S-3 is not available for such offering by the Holders;

2.3.2.2           if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $2,500,000;

2.3.2.3           if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form

S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.3; provided, however, that the Company shall not utilize this right more than once in any twelve month period;

2.3.2.4           if the Company has already effected two registrations on Form S-3 for the Holders pursuant to this Section 2.3 within the immediately preceding 12 month period; or

2.3.2.5           in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

2.3.3                     Subject to Section 2.3(b), there shall be no limitation on the number of registrations on Form S-3 which may be requested and obtained under this Section 2.3.

2.4                               Registration Procedures.  If and whenever the Company is required by the provisions of Sections 2.1, 2.2 or 2.3 to use its best efforts to effect the registration of any Registrable Securities under the Securities Act, the Company shall, as expeditiously as possible:

2.4.1                     Prepare and file with the Commission a Registration Statement on the applicable form with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective until the earlier of (i) the sale of all of the Registrable Securities covered thereby and (ii) two years following the commencement of the offering thereunder; provided, however, that in the case of any registration of Registrable Securities on Form S-3 or on a comparable or successor form which are intended to be offered on a continuous or delayed basis, such two year period shall be extended, if necessary, until all such Registrable Securities are sold, provided that Rule 415 or any successor rule under the Securities Act permits an offering on a continuous or delayed basis; and provided, further, that, as soon as practicable but in no event later than five (5) Business Days before filing such Registration Statement, any related prospectus or any amendment or supplement thereto (other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the Commission subsequent to the filing of such Registration Statement), the Company shall furnish to the underwriters, if any, copies of all such documents proposed to be filed, which documents shall be subject to review by any such underwriters;

2.4.2                     Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified herein and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement in accordance with the sellers’ intended method of disposition set forth in such Registration Statement for such period; provided, that the Company shall comply with the provisions of Section 2.4.1 above;

2.4.3                     Furnish to the Holders and to each underwriter copies of the Registration Statement and each such amendment and supplement thereto (together with all exhibits thereto) and the prospectus included therein and any other prospectus filed under Rule 424 or Rule 434 under the Securities Act as the Holders and such underwriter reasonably may request in order to facilitate the disposition of the Registrable Securities covered by such Registration Statement;

2.4.4                     Use its best efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or “blue sky” laws of such jurisdictions as the sellers of the Registrable Securities or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that the Company shall not be required to (i) qualify to transact business as a foreign corporation in any jurisdiction where it is not so qualified, (ii) consent to general service of process or (iii) submit to taxation in any such jurisdiction, unless the Company is already subject to service or subject to taxation in such jurisdiction;

2.4.5                     Use its best efforts to list or qualify the Registrable Securities covered by such Registration Statement on any securities exchange or quotation system on which the Common Stock is then listed;

2.4.6                     Comply in all material respects with all applicable rules and regulations under the Securities Act and Exchange Act;

2.4.7                     Immediately notify the Holders and each underwriter under such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event which has resulted or would result in the prospectus contained in such Registration Statement, as then in effect, to include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare and furnish to such seller and underwriter an updated prospectus;

2.4.8                     If the offering is underwritten, and at each Holder’s request, use its best efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration (i) an opinion, dated such date, of counsel to the Company, addressed to the underwriters and the Holders, to such effect as reasonably may be requested by the underwriters, and (ii) a letter, dated such date, from the independent public accountants retained by the Company, addressed to the underwriters and, if applicable, the Holders requesting registration of Registrable Securities, in form and substance as is customarily given by independent public accountants to underwriters in an underwritten public offering, and deliver copies of such letter to such Holders;

2.4.9                     Upon reasonable notice and at reasonable times during normal business hours, make available for inspection by any underwriter participating in any distribution pursuant to such Registration Statement, and any attorney, accountant or other agent retained by such Holders or such underwriter, reasonable access to all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any of the Holders, such underwriter, attorney, accountant or agent in connection with such Registration Statement;

2.4.10              Notify the Holders (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to such Registration Statement or to amend or supplement such prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceeding for that purpose and (iv) of the suspension of the qualification of securities covered by such registration for offering or sale in any jurisdiction, or of the initiation of any proceeding for any of such purposes;

2.4.11              Take such other actions as the Holders or the underwriters reasonably request in order to expedite or facilitate the disposition of the Registrable Securities, including, without limitation, preparing for, and participating in, such number of “road shows” and all such other customary selling efforts as the underwriters reasonably request in order to expedite or facilitate such disposition;

2.4.12              Use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness and, if such order is issued, obtain the withdrawal of any such order as soon as reasonably possible; and

2.4.13              Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act (for the purpose of this Section 2.4(m), “Availability Date” means the forty-fifth (45th) day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the ninetieth (90th) day after the end of such fourth fiscal quarter).

2.5                               Underwriting Requirements.  In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required to include any of the Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters, in their sole discretion, determine will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company), that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.  If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable) to the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders.  Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities, held by Investors included in the offering, be reduced unless all other securities (including Registrable Securities held by Other Stockholders) are first entirely excluded from the offering, and (ii), subject to the immediately preceding clause (i), the number of Registrable Securities, held by Other Stockholders included in the offering, be reduced unless all other securities (excluding, for the avoidance of doubt, the Registrable Securities held by the Investors and any securities held by the Company) are first entirely reduced to zero.

2.6                               Deemed Underwriter.  The Company agrees that, if an Investor or any of its Affiliates (each an “Investor Entity”) could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with any registration of the Company’s securities pursuant to this Agreement, and any amendment or supplement thereof (any such registration statement or amendment or supplement a “Investor Underwriter Registration Statement”), then the Company will cooperate with such Investor Entity in allowing such Investor Entity to conduct customary “underwriter’s due diligence” with respect to the Company and satisfy its obligations in respect thereof.  In addition, at such Investor’s request, the Company will furnish to such Investor, on the date of the effectiveness of any Investor Underwriter Registration Statement and thereafter from time to time on such dates as such Investor may reasonably request (a) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Investor, and (b) an opinion, dated as of such date, of counsel representing the Company for purposes of such Investor Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including, without limitation, a standard “10b-5” statement for such offering, addressed to such Investor.  The Company will also permit legal counsel to such Investor to review and comment upon any such Investor Underwriter Registration Statement at least five business days prior to its filing with the Commission and all amendments and supplements to any such Investor Underwriter Registration Statement within a reasonable number of days prior to their filing with the Commission and not file any Investor Underwriter Registration Statement or amendment or supplement thereto in a form to which such Investor’s legal counsel reasonably objects.

2.7                               Expenses.  The Company shall bear all reasonable expenses incurred in complying with Sections 2.1, 2.2, 2.3 and 2.4, including, without limitation, all registration and filing fees (exclusive of underwriting discounts and commissions attributable to the Registrable Securities being registered pursuant to the exercise of demand rights in accordance with Section 2.1 and fees of legal counsel other than one counsel for all selling Holders to be selected by the majority of the selling Holders), printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, reasonable fees and disbursements of transfer agents and registrars and costs of any insurance which might be obtained by the Company with respect to the offering by the Company.

2.8                               Indemnification and Contribution.

2.8.1                     The Company shall indemnify and hold harmless, each Holder and its Affiliates and the directors, officers, employees, investors, partners and agents of each Holder and its Affiliates, from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement hereof) (collectively, “Losses”) to which any such Person may become subject, arising out of or based upon any untrue statement of a material fact contained in any Registration Statement covering any Registrable Securities, any related prospectus or preliminary prospectus, or any amendment or supplement thereto, or any omission to state, in any thereof, a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or prospectus supplement, in light of the circumstances under which they were made) not misleading, except in each case insofar, but only insofar, as the same arises out of, or is based upon, an untrue statement, or alleged untrue statement, of a material fact or an omission, or alleged omission, to state a material fact in such Registration Statement, prospectus, preliminary prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in express reliance upon and in strict conformity with written information furnished to the Company by the Holder expressly for use therein.  This indemnity is in addition to any liability that the Company may otherwise have.  The Company shall also indemnify any underwriters of the Registrable Securities, selling brokers, dealer managers and similar securities industry professionals participating in the distribution and their officers and directors and each Person who controls such underwriters or other Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holder and its Affiliates as described above.

2.8.2                     In connection with any Registration Statement covering Registrable Securities, each Holder shall furnish to the Company, in writing, such information with respect to the Holder as the Company reasonably requests for use in connection with such Registration Statement, any related Prospectus or preliminary prospectus, or any amendment or supplement thereto, and shall indemnify, to the fullest extent permitted by law, the Company, the Company’s directors, officers, employees and agents, each Person who controls the Company (within the meaning of the Securities Act), against all Losses arising out of, or based upon, any untrue statement of a material fact contained in any Registration Statement covering any Registrable Securities, any related Prospectus or preliminary prospectus, or any amendment or supplement thereto, or any omission to state in any such prospectus, amendment or supplement, a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or prospectus supplement, in light of the circumstances under which they were made) not misleading, in each case to the extent, and only to the extent, that the same arises out of, or is based upon, an untrue statement of a material fact or an omission to state a material fact in such Registration Statement or in such related Prospectus, preliminary prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in express reliance upon and in strict conformity with written information furnished to the Company by the Holder expressly for use therein.  Notwithstanding any other provision of this Agreement, in no event shall the Holder’s indemnification obligation exceed the dollar amount of the proceeds received by the Holder upon the sale of the Registrable Securities giving rise to such obligation.

2.8.3                     Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 2.8, such Indemnified Person shall promptly notify the party obligated to provide indemnification under this Section 2.8 in respect thereof (an “Indemnifying Party”) and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses in connection with such defense and such counsel; provided, however, that the failure of any Indemnified Person to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is actually and materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Indemnifying Party and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person (x) representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (y) if there are one or more defenses available to such Indemnified Person that is/are not available to the Indemnifying Party.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned, but if settled with such consent, or if there be a final judgment for the plaintiff therein, the Indemnifying Party shall indemnify and hold harmless such Indemnified Person from and against any Losses by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Indemnifying Party shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is a party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

2.8.4                     (i) If the indemnification provided for in this Section 2.8 from the Indemnifying Party is unavailable to an Indemnified Person hereunder or is inadequate in respect of any Losses for which indemnification is provided under this Section 2.8, then the Indemnifying Party, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Person(s) in connection with the actions that resulted in such Losses, as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Person shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Persons, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 2.8(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(ii)                                The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding any other provision hereof, in no event shall the Holder’s contribution obligation exceed the excess of (A) the dollar amount of the proceeds received by the Holder upon the sale of the Registrable Securities giving rise to such contribution obligation over or (B) the dollar amount of any damages that the Holder has otherwise been required to pay by reason of the untrue or alleged untrue statement or omission or alleged omission giving rise to such obligation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(iii)                               If any provision of an indemnification or contribution clause in an underwriting agreement or agency agreement executed by or on behalf of the Holder differs from a provision in this Section 2.8, such provision in the underwriting agreement shall determine the Holder’s rights in respect thereof.

2.8.5                     Notwithstanding anything in this Agreement to the contrary, the indemnities and obligations provided in this Section 2.8 shall survive the transfer of any Registrable Securities by the Holder.

2.9                               Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, so long as the Company is subject to the reporting requirements of the Exchange Act, the Company shall:

2.9.1                     make and keep public information available, as contemplated in Rule 144 under the Securities Act (or any successor rule); and

2.9.2                     use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

2.10                        Furnishing Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article II that each Holder furnish to the Company in writing such information regarding such Holder, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration thereof.

2.11                        Additional Registration Rights.  The Company shall not, after the date hereof, enter into any agreement providing any registration rights to any of its security holders or potential security holders, without the prior written consent of the Requisite Investors.

2.12                        Restrictions on Transfer.

2.12.1              Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until:

2.12.1.1    there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with the “Plan of Distribution” contained in such registration statement;

2.12.1.2    (A) the transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act; or

2.12.1.3    the Registrable Securities are then eligible for transfer pursuant to Rule 144 promulgated under the Securities Act. Furthermore, it is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 of the Securities Act.

2.12.2              Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a parent corporation that owns a majority of the capital stock of the Holder, to a majority-owned subsidiary, or to an affiliate under common control with the Holder, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (D) a Holder transferring to its affiliated venture capital fund or affiliated trust, (E) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder, (F) a trust transferring to a trust beneficiary or affiliated trust or (G) a Holder transferring to any transferee that is a Major Investor, provided that the Company is given written notice thereof; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

2.12.3              So long as the Registrable Securities are not (i) covered by an effective registration statement; and/or (ii) eligible for transfer pursuant to Rule 144 promulgated under the Securities Act, each certificate representing Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDERS AND THE COMPANY.  ANY INDIVIDUAL AND/OR ENTITY ACCEPTING ANY INTEREST IN SUCH SECURITIES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL RESTRICTIONS AND OBLIGATIONS UNDER SUCH AGREEMENT.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

2.12.4              For the avoidance of doubt, this Section 2.12 shall not apply to any transfer by a Holder of any Notes or Options held by it in accordance with the terms of the Deed.

2.13                        Lock-Up Agreement.

2.13.1              Lock-Up Period; Agreement.

2.13.1.1    In connection with the Initial U.S. Public Offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days but subject to such extension or extensions as may be required by the underwriters in order to publish research reports while complying with the Rule 2711 of the National Association of Securities Dealers, Inc.) from the effective date of such registration statement as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s Initial U.S. Public Offering.

2.13.1.2    In connection with the Initial U.S. Public Offering of the Company’s shares of Common Stock and upon request of the Company or the underwriters managing such offering of the Company’s shares of Common Stock, each holder of Registrable Securities agrees to execute a lockup agreement as may be reasonably requested by any such underwriters.

2.13.2              Limitations.  The obligations described in Section 2.13(a) shall not apply to shares of the Company’s Common Stock acquired in the Company’s Initial U.S. Public Offering or to shares of the Company’s Common Stock acquired in the public market following such Initial U.S. Public Offering.  In addition, the obligations described in Section 2.13(a) shall apply only if all officers and directors of the Company and all greater than 1% stockholders enter into similar agreements.

2.13.3              Stop-Transfer Instructions.  In order to enforce the foregoing covenants the Company may impose stop-transfer instructions with respect to the shares of Common Stock of each Holder (and the shares of Common Stock of every other person subject to the restrictions in Section 2.13(a).

2.13.4              Transferees Bound.  Each Holder agrees that prior to the Company’s Initial U.S. Public Offering it will not transfer Registrable Securities of the Company unless each transferee agrees in writing to be bound by all relevant provisions of this Section 2.13.

2.13.5              Each Holder agrees that, until the expiration of the lock-up period in connection with the Initial U.S. Public Offering in accordance with Section 2.13(a), a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares of Common Stock or securities of every other person subject to the relevant restrictions contained in this Section 2.13):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE.  SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

3.                                      MISCELLANEOUS.

3.1                               Effectiveness of Amendment.  This Agreement shall become effective as of the Effective Date.

3.2                               Termination.  This Agreement shall terminate, and have no further force and effect, upon the closing of a Sale of the Company (as defined below).  For purposes of this Section 3.2, a “Sale of the Company” shall include a sale, lease, or other disposition of all or substantially all of the Company’s assets or business or the Company’s merger into or consolidation with any other corporation or other entity, or any other corporate reorganization, in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, provided that a Sale of the Company shall not include a merger effected exclusively for the purpose of changing the domicile of the Company or a sale of shares by the Company for primarily equity financing purposes.

3.3                               Successors and Assigns.  This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Requisite Investors; provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part, without the prior written consent of the Company or the Requisite Investors, to an Affiliate and to any Person to whom such investor transfers (a) any of the Registrable Securities or (b) any Notes or Options transferred in accordance with the terms of the Deed; provided, that, no such assignment shall be effective or confer any right on any such assignee unless, prior to such assignment, the assignee agrees in writing that such assignee will be bound by all provisions binding on such Investor.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Except for any other provisions of this Agreement expressly to the contrary, nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

3.4                               Counterparts; Faxes.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile or electronic transmission, which shall be deemed an original.

3.5                               Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.6                               Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described: (i) if given by personal delivery, then such notice shall be deemed given upon such delivery; (ii) if given by telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal; (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) days after such notice is deposited in first class mail, postage prepaid; and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one (1) day after delivery to such carrier.  All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party:

If to the Company:

REVA Medical, Inc.
5751 Copley Drive, Suite B
San Diego, CA 92111
Attn: Chief Financial Officer
Fax: (858) 430-0729

With a copy to:

DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, CA 92121
Attn: Michael Kagnoff, Esq.
Fax: (858) 677-1401

If to any of the Investors, at the address set forth on its signature page hereto.

3.7                               Expenses.  In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

3.8                               Amendments and Waivers.  Neither this Agreement nor any provision hereof may be waived, modified, terminated or amended except by a written agreement signed by (a) the Company and (b) the Requisite Investors; provided, that no Investor shall be materially adversely affected without its consent by any waiver, modification, termination or amendment in which the other members of the same class are not likewise adversely affected.  The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Requisite Investors.

3.9                               Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

3.10                        Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof, including but not limited to the Prior Agreement.  Prior drafts or versions of this Agreement shall not be used to interpret this Agreement.

3.11                        Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

3.12                        Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  THE COMPANY AND EACH OF THE INVESTORS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

3.13                        Independent Nature of Investors’ Obligations and Rights.  Except as expressly provided herein and therein, the obligations of each Investor under this Agreement, are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement.  Nothing contained herein, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment in the Registrable Securities and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Registrable Securities or enforcing its rights under this Agreement.  Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGE FOLLOWS]

[Company Signature Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their duly authorized representatives, as of the date first written above.

THE COMPANY:

REVA MEDICAL, INC.

By:
Name:
Title:

Address:	5751 Copley Drive, Suite B
San Diego, CA 92111

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

MEDTRONIC, INC.

By:
Name:
Title:

Address:	710 Medtronic Parkway, N.E.
Minneapolis, MN 55432-5604

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

CERBERUS INTERNATIONAL, LTD.

By:	Partridge Hill Overseas Management, LLC,
its investment manager

By:
Name:	Jeffrey L. Lomasky,
Title:	Senior Managing Director

CERBERUS PARTNERS, L.P.

By:	Cerberus Associates, L.L.C.,
its general partner

By:
Name:	Jeffrey L. Lomasky,
Title:	Senior Managing Director

CERBERUS SERIES FOUR HOLDINGS, LLC

By:	Cerberus Institutional Partners, L.P.,
with respect to Series Four, its managing member

By:	Cerberus Institutional Associates, L.L.C.,
its general partner

By:
Name:	Jeffrey L. Lomasky,
Title:	Senior Managing Director

GABRIEL ASSETS, LLC

By:	Partridge Hill Management, LLC,
its investment manager

By:
Name:	Jeffrey L. Lomasky,
Title	Senior Managing Director

CERBERUS AMERICA SERIES TWO HOLDINGS, LLC

By:	Cerberus Institutional Partners (America), L.P.,
with respect to Series Two, its managing
member

By:	Cerberus Institutional Associates, L.L.C.,
its general partner

By:
Name:	Jeffrey L. Lomasky,
Title	Senior Managing Director

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

GOLDMAN SACHS INTERNATIONAL

By:
Name:
Title:

Address:

SENRIGAN MASTER FUND

By:
Name:
Title:

Address:

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

BROOKSIDE CAPITAL PARTNERS FUND, LP

By:
Name:
Title:

Address:	111 Huntington Avenue
Boston, MA 02199

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

DANIEL R. FRANK

By:
Name:	Daniel R. Frank

Address:

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

JAMES T. LENEHAN

By:
Name:	James T. Lenehan

Address:	1586 Hampton Road
Jenkintown, PA 19046

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

BEAVER CREEK FUND, LTD.

By:
Name:
Title:

Address:	6501 Red Hook Plaza, Suite 201
St. Thomas,
United States Virgin Islands 00802

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

DOMAIN PARTNERS V, L.P.

By:	One Palmer Square Associates V, L.L.C.
its general partner

By:
Name:	Kathleen K. Schoemaker
Title:	Managing Member

DP V ASSOCIATES, L.P.

By:	One Palmer Square Associates V, L.L.C.
its general partner

By:
Name:	Kathleen K. Schoemaker
Title:	Managing Member

Address:	One Palmer Square, Suite 515
Princeton, NJ 08542

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

KENNETH RAININ ADMINISTRATIVE TRUST U/D/T DATED 3/26/1990

By:
Name:	Jennifer Rainin
Title:	Trustee

By:
Name:	Robert B. Stockman
Title:	Trustee

Address:	c/o Rainin Group, Inc.
One Kaiser Plaza, Suite 1625
Oakland, CA 94507-1754

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

GROUP OUTCOME INVESTORS I, LLC

By:
Name:	Robert B. Stockman
Title:	President and Chief Executive Officer

Address:	17 Hulfish St., Suite 240
Princeton, NJ 08542

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

ROBERT B. STOCKMAN

Robert B. Stockman

Address:	286 Carter Rd.
Princeton, NJ 08540

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

FREDERIC H. MOLL, M.D.

Frederic H. Moll, M.D.

Address:	380 N. Bernardo Ave.
Mountain View, CA 94043

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

C. RAYMOND LARKIN, JR.

C. Raymond Larkin, Jr.

Address:	100 Warwick Court
Alamo, CA 94507

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

GORDON E. NYE

Gordon E. Nye

Address:	13565 D’Este Dr.
Pacific Palisades, CA 90272

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

TIMOTHY J. BARBERICH

Timothy J. Barberich

Address:	40 Elm St.
Concord, MA 01742

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

EDWARD P. WEINSOFF

Edward P. Weinsoff

Address:	7 Wainwright Road, #102
Winchester, MA 01890

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

ROBERT WONG

Robert Wong

Address:	4 Gatehall Drive
Parsippany, NJ 07054

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

SAINTS CAPITAL EVEREST, L.P.

By:
Name:
Title:

Address:

Schedule A

Investors